As filed with the Securities and Exchange Commission on June 15, 2005.
Commission File Number: 333-112830

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2/A
Amendment No. 6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MONGOLIAN EXPLORATIONS LTD.
(Name of small business issuer in its charter)

NEVADA	1090	EIN No. Pending
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ivan Bebek, President, 750 West Pender Street, Suite 1605,
Vancouver, British Columbia, Canada, V6C 2T8 - Phone: (604) 351-1694
(Name, Address and Telephone Number of principal, executive offices)

Nevada Agency & Trust Company, 50 West Liberty, Suite 880, Reno, Nevada 89501 - Phone: (775) 322-0626
(Name, address and telephone number of agent for service of process)

With A Copy To: Kyleen E. Cane, Cane Clark LLP
3273 East Warm Springs Road, Las Vegas Nevada  89120 - Phone: (702) 312-6255
Approximate date of commencement of proposed sale to the public: As soon as practicable after                         .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 10.

REGISTRANT HEREBY AMENDS THIS PROSPECTUS ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS PROSPECTUS SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE PROSPECTUS SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price / Share (1)	Aggregate Offering Price (2)	Proposed Maximum Amount of Registration Fee (2)

Common Stock	6,000,000	$ 0.05	$ 300,000	$35.31

Common Stock by Selling Shareholders	3,350,000	$ 0.05	$ 167,500	$19.71

(1)
The offering price has been arbitrarily determined by Mongolian Explorations Ltd. (the "Company") and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

PROSPECTUS

MONGOLIAN EXPLORATIONS LTD.
SHARES OF COMMON STOCK
NO MINIMUM TO 6,000,000 MAXIMUM BEING SOLD BY US TO THE PUBLIC

INVESTING IN THE COMPANY’S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING AT PAGE 10. PLEASE READ THIS PROSPECTUS CAREFULLY.

Prior to this offering, there has been no public trading market for the common stock. Mongolian Explorations Ltd. (the "Company") common stock is presently not traded on any market or securities exchange.

The Company is registering up to 6,000,000 shares of common stock at an offering price of $0.05 per share, on a best efforts basis, no minimum, 6,000,000 shares maximum. There is no escrow account. The Company will immediately use all money received from the offering and there will be no refunds. The offering will be for a maximum period of 90 days from                          and may be extended for an additional 90 days if the Company so chooses to do so.

The following table sets forth the information for the shares which we are offering:

	Offering Price(1)	Commission(2)	Proceeds To Company(3)
Per Share	$0.05	Nil	$0.05
Total	$300,000	Nil	$300,000
1.	There is no minimum number of shares that must be sold in this offering. As such, there is no assurance that the Company will achieve the proceeds level described in the above table.
2.	The shares are being offered by the Company through its sole officer and director and without the use of an underwriter.
3.
Does not include, filing, printing, legal, accounting, mineral licenses, exploration costs, and other expenses of approximately $150,000 which the Company must pay in connection with this offering, if all shares are sold.

The date of this prospectus is ___________________.

PROSPECTUS

MONGOLIAN EXPLORATIONS LTD.
SHARES OF COMMON STOCK
3,350,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SHAREHOLDERS

NOTE: THE 3,350,000 SHARES BEING SOLD BY SELLING SHAREHOLDERS ARE IN ADDITION TO THE 6,000,000 SHARES BEING OFFERED BY THE COMPANY.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 10. PLEASE READ THIS PROSPECTUS CAREFULLY.

In conjunction with and in addition to the Company’s registration and offering of 6,000,000 shares of common stock, the existing shareholders of the Company are selling 3,350,000 shares at an offering price of $0.05 per share for the duration of the offering, on a best efforts basis, no minimum, 3,350,000 shares maximum. There is no escrow account. The offering by the selling shareholders will be for a maximum period of 90 days from ___________________ and may be extended for an additional 90 days if the Company so chooses to do so.

The following table sets forth the information for the shares which are being offered by the selling shareholders of the Company. We do not receive a commission or any proceeds from the sale of any shares held by the selling shareholders:

	Offering Price (1)	Commission	Proceeds To Company
Per Share	$0.05	Nil	$0.0
Total	$167,500	Nil	$0.0
(1)
Although there are 3,350,000 shares of common stock being sold by the selling shareholders, 2,000,000 of the shares are held by an officer/director of the Company and are subject to Rule 144 restrictions.

The selling shareholders are selling their shares at a fixed price of $0.05 per share for the duration of the offering.

The common stock being offered is not listed on any national securities market.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________________.

DEALER PROSPECTUS DELIVERY OBLIGATION

“Until                         , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.” Dealers are obligated to deliver a prospectus even after our registration statement has been filed but prior to the expiration of the 90-day period after June 7, 2005, or prior to the expiration after the first date upon which our shares were bona fide offered to the public by us after                        , whichever is later.

SUMMARY OF PROSPECTUS

The Company

Mongolian Explorations Ltd. (the “Company”) was incorporated on August 25, 2003, under the laws of the State of Nevada. Our principal office is located at Suite 1605 - 750 West Pender Street, Vancouver, British Columbia, Canada, V6C 2T8. Our telephone number is (604) 351-1694. Our fiscal year is December 31.

We currently have no commercial operations or employees, own no business assets, mineral properties or real estate, and as a result we must be considered to be in our developmental and pre-exploration stage. We were formed to pursue mineral exploration and develop business opportunities. In the event that such endeavors prove to be unsuccessful, we will continue to pursue other mineral exploration activities which the Company deems to be in its best interests. We do not consider our company to be a “blank check company” as defined in Securities Act Rule 419(a)(2)(i)-(ii), as we have a specific business plan and purpose.

Business Summary

We are currently conducting mineral exploration activities in the country of Mongolia in order to assess whether certain claims possess exploitable commercial and precious mineral reserves.

Precious minerals is a general term used for gold, silver and platinum group of minerals. Base minerals are any of the more common and chemically active minerals such as copper, lead and zinc. These minerals are often the principle minerals in the creation of steal alloys and high tech equipment. Commercial minerals refers to minerals that are used for construction, which include sulphur, marble and decorative granite.

We are in the business of mineral exploration. We have only recently commenced mineral exploration activities. We obtained options to acquire a 100% interest in two mineral licenses located in Mongolia from Ton Fei Fred Tham and Associates (hereinafter “Tham”); the Undershil Aimag (“Altan”) property on September 1, 2003, and the Ovorkhangai Aimag property on November 25, 2003. We are presently undertaking preliminary exploration work to search for economic mineralization on these claims.

We have commenced an initial stage of exploration on the Altan mineral property license. See Exhibit 99.1. We have also commenced a fact finding mission on the Ovorkhangai mineral property license. See Exhibit 99.2. We intend to complete this initial stage of exploration on the Altan and Ovorkhangai licenses. We will assess whether to undertake further stages of exploration programs based on the recommendations of geological reports and based on our ability to finance further exploration. Our proposed exploration program is designed to explore for commercially exploitable deposits of precious, base and commercial minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of precious and/or commercial minerals on these mineral claims. By predecessor, we mean that there have not been any previous persons or company that have discovered any commercially exploitable reserves. We are a pre-exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

Concurrent Offering by Selling Shareholders

A group of selling shareholders are endeavoring to sell their shares of common stock at the same time we are conducting this offering. The percentage of total outstanding common stock being offered by the selling shareholders is 100%. The price at which the selling shareholders offer their shares is a fixed price of $0.05 per share for the duration of the offering. There is no arrangement to address the possible effect of the concurrent primary and secondary offerings on the price of the stock. We will not receive any proceeds from the sale of the common stock by the selling shareholders. Further, there are no costs of the concurrent offering by shareholders to be borne by the company.

The Offering - Following is a brief summary of this offering:

Securities Being Offered	Up to 6,000,000 shares of common stock (authorized 25,000,000) with par value of $0.001 per share.

Offering Price Per Share by Company and Selling Shareholders	$0.05 for the duration of the offering

Common Stock Being Offered by Selling Shareholders	3,350,000

Common Stock Outstanding Prior to Offering	3,350,000

Common Stock Outstanding After the Offering	9,350,000 (if maximum sold)

Minimum Number of Shares To Be Sold in This Offering	None

Use of Proceeds
If all of the Shares offered hereby are sold, the net proceeds to the Company will be approximately $150,000 after taking into account offering expenses payable by the Company, including filing, printing, legal, accounting, mineral licenses, exploration costs, and other expenses, estimated at $150,000. See “USE OF PROCEEDS”.

Offering Period
The shares are being offered for a period not to exceed 90 days from the date this Prospectus is effective with the Securities and Exchange Commission, unless extended by the Company for an additional 90 days.

Financial Highlights

As at March 31, 2005 and December 31, 2004, the Company’s latest financial statements included with this prospectus is summarized below. See “Financial Statements” for more detail.

	March 31, 2005 (Unaudited)	December 31, 2004 (Audited)
Balance Sheet
Cash	$ 43,245	$59,382
Total Assets	43,245	59,382
Total Liabilities	233,561	236,971
Working Capital (Deficiency)	(90,406)	(77,589)
Share Capital	35,200	35,200
Retained Earnings (Deficient)*	(225,606)	(212,789)
Stockholders’ Equity (Deficiency)	(190,406)	(177,589)
	Three Months Ended March 31, 2005	Year Ended December 31, 2004	August 25, 2003 (Date of Incorporation) to March 31, 2005
Statements of Operations
Revenue	0	0	0
Expenses*	(12,817)	(212,789)	(225,606)

(1)*
Attributed from inception due to no revenue to offset expenses related to the creation and operation of the business; including professional fees, and the process of acquiring and exploration of the Company’s optioned mineral claims.

The Company has sufficient funds to complete the initial phase of exploration on its mineral claims. Should we decide to proceed with further exploration based on the results of this initial phase of exploration, we will require additional financing in order to pay for the expense of additional exploration of mineral claims.

RISK FACTORS

Auditor’s Going Concern

1.  THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN -

Our auditor's report on our 2004 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers and directors may be unable or unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least $300,000 from our offering, we may be required to suspend or cease exploration activity within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue its exploration activity. See "Report and Financial Statements -- December 31, 2004 and 2003 -- Notes to the Financial Statements Note 1"; see also “Interim Financial Statements -- March 31, 2005 -- Notes to the Interim Financial Statements Note 2."

We incurred an accumulated net loss of ($212,789) for the period from inception to December 31, 2004,, and an accumulated net loss of ($225,606) for the period from inception to March 31, 2005, and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral properties. We plan to seek additional funds through private placements of our common stock and/or through debt financing. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Risks Related To Our Financial Condition

2.  IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT -

Our operating funds were adequate to complete the initial phase of exploration for our mineral licenses. . As of March 31, 2005, with regard to the Altan property, further work has not been done. However, with regard to the Ovorkhangai property, instead of spending $10,000 on the property, the company actually spent a total of $24,500 on the work program. Rio Minerals has prepared a draft report with regard to the Ovorkhangai property, but due to an overwhelmingly high demand for geological work, the final report has been delayed as Rio Minerals has been unable to finalize the report. The Company's cash balance as of May 30, 2005 was $31,119, as compared to the cash balance of $43,245 and $59,382 as of March 31, 2005 and December 31, 2004, respectively. Although we lack a source of income, we have undertaken the initial phase of exploration on the Mongolian claims, but are also looking for other mineral licenses. Our business plan calls for significant expenses in connection with looking for additional mineral property license acquisitions; the exploration of its mineral licenses; and the development of these mineral licenses if exploration indicates that its mineral license possesses commercially exploitable mineral reserves. While we have sufficient funds to carry out the initial phases of the recommended exploration programs on the Altan and the Ovorkhangai property mineral licenses, the Company will require additional financing in order to complete a more extensive exploration program in additional phases if warranted by geological recommendations. We will also require additional financing if the costs of the exploration of its optioned mineral licenses are greater than anticipated. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Altan and the Ovorkhangai property mineral licenses into commercial production. Further, we will require additional financing to sustain business operations if we are not successful in earning revenues once exploration is complete. Currently we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, the known material factors being market prices for precious and commercial minerals, investor acceptance of our mineral licenses, and investor sentiment. These factors may make the timing, amount, terms, or conditions of additional financing unavailable to us. See "Description of Business."

3.  BECAUSE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT -

We have just begun the initial stages of exploration of our mineral licenses, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on August 25, 2003 and to date have been involved primarily in organizational activities, the acquisition of the option to acquire the Altan as well as the Ovorkhangai property mineral licenses, obtaining a geological report on our mineral licenses and initiating the first phase of exploration. Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We may not guarantee we will be successful in generating revenue in the future. As of the date of this Prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the loss of your investment.

4.  IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND/OR PAY ANNUAL FEES, OUR MINERAL CLAIMS WILL LAPSE AND BE LOST -

We must complete mineral exploration work on our Altan as well as Ovorkhangai property licenses; file and submit any geological data obtained from the licenses with the Mongolian mining regulatory authorities regarding the work completed; and pay annual license fees on claims. If we do not conduct any mineral exploration on our claims or make the required payments, then our licenses will lapse and we will lose all interest in these Mongolian mineral licenses. The expiration dates of the mineral claims are currently August 27, 2005 for Altan and November 7, 2006 for Ovorkhangai. The Licensee holder has the right to obtain two extensions of the term of an exploration license for two (2) years each, upon fulfilling the terms and conditions of the Mineral Laws of Mongolia. If we continue to honor the Option Agreements, the License holder will endeavor to apply for the appropriate extensions for the respective licenses. See Exhibits 10.1 and 10.2.

5.  BECAUSE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY -

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenue. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenue from the exploration of mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that we will generate any operating revenue or ever achieve profitable operations. If we are unable or unsuccessful at addressing these risks, there is a high probability that our business will fail. We will go out of business, which will result in the loss of your entire investment.

6.  BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS WILL BE FOUND WHICH WILL CAUSE US TO GO OUT OF BUSINESS, AND RESULT IN THE LOSS OF YOUR INVESTMENT -

The search for valuable minerals as a business is extremely risky. We cannot provide investors with any assurance that our mineral claims contain commercially exploitable reserves of minerals. Exploration for minerals is a speculative venture involving substantial risk. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In addition, there is always the risk that a planned exploration program may cost more to complete than budgeted. These factors may cause us to be unable to complete our business plan. We will go out of business if we are unable to earn revenue, which will result in the loss of your investment.

7.  BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS -

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such possible liabilities may have a material adverse effect on our financial position. We do not have any insurance that would cover these potential liabilities, as no such insurance exists.

8.  BECAUSE OUR MINERAL EXPLORATION IS BASED IN A FOREIGN COUNTRY, THERE ARE INHERENT RISKS ASSOCIATED WITH OPERATING IN A FOREIGN COUNTRY -

The Altan and Ovorkhangai properties mineral licenses are both located in Outer Mongolia. As such, there may be political instability. The potential for injuries associated with mining exploration could subject us to litigation and potential liability for settlement, cancellation and/or judgment awards. There are no assurances that the amount of liability insurance and other coverage we will secure will adequately cover all potential liability and/or other claims and that any such liability and/or other claims will not exceed the coverage limits of such a policy and that such insurance will continue to be available on commercially reasonable terms or at all. Consequently, a liability claim or other such claim with respect to uninsured liabilities or in excess of insured liabilities would have a material adverse effect on our business, financial condition and results of operation.

9.  BECAUSE ACCESS TO THE COMPANY'S OPTIONED MINERAL CLAIMS MAY BE RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION EFFORTS -

Access to the Altan and Ovorkhangai properties’ mineral licenses will be restricted during certain times of the year due to inclement weather in the area. The Altan and Ovorkhangai properties’ mineral licenses are located in Outer Mongolia. The Ovorkhangai property is characterized by a desert type landscape. The Altan property lies within the Mongolian Highland, which represents the transitional zone between the Hangai-Hently Mountains and the Gobi Lowlands. The territory consists of gently rolling plains with scattered remnant hills and wide valleys between topographic highs. Elevations range from 1000-1400 meters above sea level. The climate is semi-arid.

Risks Related To Our Market and Strategy

10. IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND THE BUSINESS WILL FAIL -

Our success is largely dependent upon our ability to hire highly qualified personnel. This is particularly true in a highly technical business such as mineral exploration. These individuals may be in high demand and we may not be able to attract the necessary personnel. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel. Our inability to hire key personnel when needed may have a significant negative impact on our business.

11.  BECAUSE THE SOLE EXECUTIVE OFFICER DOES NOT HAVE TECHNICAL TRAINING OR EXPERIENCE FOR, STARTING, AND OPERATING A MINE, WE WILL BE REQUIRED TO HIRE QUALIFIED PERSONNEL. IF WE CANNOT LOCATE QUALIFIED PERSONNEL, WE MAY BE REQUIRED TO SUSPEND OR CEASE EXPLORATION ACTIVITY WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT -

Although one of the two directors is a geologist with mining experience, our sole executive officer, does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. In addition, he lacks technical training and experience with exploring for, starting and operating a mine. As a result, we may not be fully aware of many of the specific requirements necessary to complete planned exploration programs and may make decisions and choices that do not take into account standard engineering or managerial approaches that are commonly used by mineral exploration companies. Consequently, our exploration, operations, earnings, and ultimate financial success could suffer irreparable harm due to certain of management’s lack of experience in this industry. As a result, we may be required to suspend or cease exploration activity, which will result in the loss of your investment. See “Directors, Executive Officers, Promoters and Control Persons.”

12.  BECAUSE OUR DIRECTORS AND SOLE OFFICER HAVE OTHER OUTSIDE BUSINESS ACTIVITIES AND MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF THEIR TIME TO OUR EXPLORATION ACTIVITY; OUR EXPLORATION ACTIVITY MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF EXPLORATION OR BUSINESS FAILURE -

Our directors and sole executive officer provide their services on a part-time basis. Both directors and sole officer of the Company, provide their services on a part-time basis averaging approximately 5 hours per week for one director and approximately 20 hours per week for the other director/sole officer. Because our directors and sole officer have other outside business activities and may not be in a position to devote a majority of their time to our exploration activity, our exploration activity may be sporadic and occur at times which are convenient to our directors and officers. The directors may pursue other business activities, provided that these other activities do not interfere with their obligations to us. If the demands of the Company’s business require the full business time of the executive officer, he is prepared to adjust his timetable to devote more time to the Company’s business. However, there can be no assurance that the sole executive officer will be able to devote sufficient time to the management of the Company’s business, as and when needed. There may be other interrelationships between the officers and directors of the Company that create conflicts of interest that might be detrimental to the Company.

13.  TITLE TO THE PROPERTIES DO NOT TRANSFER TO US UNTIL WE FULFILL ALL OF OUR EXPLORATION OBLIGATIONS

While we have obtained geological reports with respect to the optioned mineral properties, this should not be construed as a guarantee of title. Title to our property has not been transferred to us. Title to our property is recorded in the name of Ton Fei Fred Tham & Associates. Title to the property will not transfer to us unless and until we fulfill all of our obligations pursuant to the option agreements which we have executed with Ton Fei Fred Tham & Associates. Our due diligence indicates Ton Fei Fred Tham & Associates have good and marketable title. Further, we have seen the licenses and property descriptions issued by the Mongolian government to Ton Fei Fred Tham & Associates. However, as stated previously, if we are unable to meet our obligations, Tham will not transfer title to us.

14.  BECAUSE THE PROBABILITY OF AN INDIVIDUAL PROSPECT EVER HAVING RESERVES IS EXTREMELY REMOTE, IN ALL PROBABILITY OUR PROPERTY DOES NOT CONTAIN ANY RESERVES, AND ANY FUNDS SPENT ON EXPLORATION WILL BE LOST -

Because the probability of an individual prospect ever having reserves is extremely remote, in all probability, our property does not contain any reserves, and any funds spent on exploration will be lost. Without ore reserves we cannot generate income and if we cannot generate income, we will be required to cease exploration activity In the event we cease operations, we will continue to explore other mining properties in Mongolia and throughout the world and seek to obtain option agreements with another company. We have no plans to or have not entered into any negotiations, understandings or agreements to acquire or be acquired by another company.

Risks Related To Legal Uncertainty

15.  OUR BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY BECOMES SUBJECT TO BURDENSOME GOVERNMENT REGULATIONS SUCH AS EXPROPRIATION OR OTHER LEGAL UNCERTAINTIES SUCH AS WAR OR CIVIL DISTURBANCE IN MONGOLIA -

There are several governmental regulations that materially restrict the use and development of ore. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase costs of doing business and prevent us from exploring or developing ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for, and limit our ability to generate revenue. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as of yet been applied. These new laws may increase the Company’s cost of doing business within Mongolia which overall, may affect the financial condition of our company and ultimately harm operating results.

Further, other factors which may impact our business and negatively affect us are:

•
Expropriation: The Mongolian government owns all minerals under the subsurface and grants the minerals for exclusive use. However, at any given time, the government of Mongolia may decide to nationalize all of the government’s assets as they see fit.

•	Eminent Domain: The Mongolian government may exercise their authority through eminent domain and condemn or breach mineral license contracts, thereby invalidating the mineral license.

•
War and Civil Disturbance: Politically-motivated acts of war or civil disobedience, including revolution, insurrection, coups d’état, sabotage, and terrorism within Mongolia may adversely affect our business. If such acts were to occur, we may not be able to gain physical access to our properties within Mongolia.

Although we have stated several factors which may negatively affect us, on July 1st, 1997, the Mongolian Parliament adopted the new Minerals Law of Mongolia, to ensure that investments in the country’s mining sector would be internationally competitive. The Minerals Law provides for fully transparent processing of exploration and mining license applications and guarantees secure tenure and transfer rights for license holders. The adoption of the new Minerals Law and growing international recognition of Mongolia’s favorable geological setting, have resulted in an influx of both large and small international mining companies pursuing mineral exploration and mining opportunities in Mongolia.

Risks Related To This Offering

16.  WE CURRENTLY HAVE NO MARKET FOR OUR SHARES, THUS SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES AND EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT -

Although we intend to apply for listing of our common stock on the NASD Over-the-Counter Bulletin Board, currently, our stock is not traded and we cannot provide investors with any assurance that it will be traded, or if traded, whether a market will develop. If no market develops, the holders of our common stock may find it difficult to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations, causing our stock to be volatile.

In the event our shares are traded, our stock could be known as “penny stocks” which are subject to various regulations involving disclosures to be given to you prior to purchase of any penny stocks. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

17.  BECAUSE OUR COMPANY'S PRESIDENT CURRENTLY OWNS 60% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND DECISIONS MADE BY MANAGEMENT CONTRARY TO THEIR INTERESTS -

Our President and director, owns approximately 60% of the issued and outstanding shares of common stock. If he sells all of his shares, he will own 0% of the outstanding shares. However, if he does not sell any of his shares and we are able to sell all 6,000,000 shares from the primary offering, our president will own 21% of the outstanding shares. Accordingly, although his share ownership may decrease, he will still have a significant influence in determining the current outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders. Factors that could cause his interests to differ from the interest of other stockholders include the impact of corporate transactions on business time and the ability of him to continue to manage the business, in terms of the amount of time he is able to devote to the Company. By this we simply mean that because Mr. Bebek is already employed full-time with International Barytex Resources in Vancouver, British Columbia, Canada, the amount of time Mr. Bebek is able to dedicate to our company may be limited and is dependent upon his work schedule at International Barytex Resources.

18.  BECAUSE OUR COMPANY'S PRESIDENT/DIRECTOR IS OFFERING ALL OF HIS SHARES FOR SALE IN THIS OFFERING, INVESTORS MAY FIND FUTURE CHANGES IN MANAGEMENT CONTRARY TO THEIR INTERESTS -

Our President and director, owns approximately 60% of the issued and outstanding shares of the common stock and is also selling all of his shares in the Company. As such, if all or a portion of his shares are sold in this offering, his employment with the Company may change, depending upon the number of shares he is able to sell. There is a possibility that he may not wish to be a part of the Company as the president or a director if he is able to sell all of his shares, and thus a change in management may occur. However, because Mr. Bebek is a part of management, his shares are restricted securities and thus he is subject to the Rule 144 restrictions, which means that he is not able to sell all of his shares at one time but is limited in the number and frequency he is able to sell his shares. Mr. Bebek may need to sell his shares as a means of obtaining revenue, but even if his shares are sold, Mr. Bebek intends to remain a part of the management team with the caveat that he realizes he serves in his capacity with the company at the leisure of the company's shareholders.

If Mr. Bebek sells a substantial number of his shares of our common stock, he will lose shareholder control and a change in control will occur.

19.  BECAUSE OUR PRESIDENT/DIRECTOR LOANED US MONEY, HE COULD DEMAND IMMEDIATE REPAYMENT WHEN THE OBLIGATION BECOMES DUE, WHICH COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON OUR FINANCIAL STABILITY

Our President and Director has loaned us a total of $150,000. As of the date of this prospectus, the loans have not been repaid. On August 23, 2004, however, Mr. Bebek agreed to defer $50,000 of the loans until December 31, 2006, with 10% per annum interest to start accruing as of July 1, 2005. Further, on October 1, 2004, in connection with a loan made on that date, Mr. Bebek agreed to defer the $50,000 loan until December 31, 2006, with 10% per annum interest to start accruing as of July 1, 2005. As a result, if Mr. Bebek so chooses, he will be able to demand $100,000 of the loans together with interest on December 31, 2006. In the event Mr. Bebek sells his controlling interest or leaves management, there is a substantial risk that he will demand full payment on or after December 31, 2006. In such an event, we will be faced with a liquidity problem and we may be forced to liquidate or cease operations.

General Overall Risks Related to Investing in Our Company

20.  BECAUSE WE ARE A PRE-EXPLORATION AND DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE -

We do not anticipate paying dividends on our Common Stock in the foreseeable future but we plan to retain earnings, if any, for the operation, growth, and expansion of our business.

21.  BECAUSE OUR MINING OPERATIONS ARE IN A FOREIGN COUNTRY, WE ARE SUBJECT TO FOREIGN CURRENCY FLUCTUATION WHICH MAY ADVERSELY AFFECT OUR COMPANY -

Our mining operations make it subject to foreign currency fluctuation and such fluctuation may adversely affect our financial position and results. Management will undertake to hedge currency risks by negotiating its joint venture agreement cash receipts in U.S. dollars. There can be no assurance that steps taken by management to address foreign currency fluctuations will eliminate all adverse effects and accordingly, we may suffer losses. Such fluctuations may also influence future contribution margins.

22.  OUR SOLE OFFICER, DIRECTORS AND CURRENT SHAREHOLDERS OF OUR COMPANY ARE ALL NON-RESIDENTS OF THE UNITED STATES AND THUS MAY BE A CAUSE FOR CONCERN REGARDING THE FUTURE OF THE COMPANY AND ITS GENERAL DIRECTION -
Our sole officer and the directors of the Company, as well as all of the current shareholders are non-residents of the United States. Accordingly, investors in this offering may not feel comfortable investing in a company whose management is outside of the country and may be uneasy regarding the future stability of the company. There can be no assurance management will be run by residents of the United States.

Forward-Looking Statements

This prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned mining exploration and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operation” and “Description of Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to continue mining exploration on a timely basis, that we will attract customers, that there will be no material adverse competitive or regulatory change in conditions in our business, that our President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting our business. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this “Risk Factors” section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of development and maintenance, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	75,000	150,000	225,000	300,000
Less: OFFERING EXPENSES
Legal and Accounting	6,250	25,000	25,000	25,000
SEC Filing Fee and Blue Sky Fees	127	127	127	127
Printing	1,000	1,000	1,000	1,000
Transfer Agent	3,000	3,000	3,000	3,000
	10,377	29,127	29,127	29,127
Less: ADMINISTRATION EXPENSES
Consultant and Management Fees	2,000	2,000	2,000	2,000
Office, Stationery, Telephone	2,000	2,000	2,000	2,000
Travel/Lodging/Entertainment	2,849	11,396	11,396	11,396
	6,849	15,396	15,396	15,396
Less: PRE-EXPLORATION EXPENSES
Altan Property Work Program (1)	26,444	26,444	26,444	26,444
Ovorkhangai Property Work Program (2)	20,000	55,000	110,000	110,000
Annual Mineral Claim License Fee	10,000	10,000	10,000	10,000
	56,444	91,444	146,444	146,444
Less: Repayment of Promissory Notes(3)	0	0	0	107,410
Working Capital(4)	1,330	14,033	34,033	1,623

1.	Altan Property Work Program - Phase 2 and the balance from Phase 1 work program. Altan option requires the issuance of 150,000 shares. See "Summary."
2.
 Ovorkhangai Property Work Program Phase 2 and 3. Due to the inclement weather and frozen land, we were unable to expend the $10,000, however, as of the date of this prospectus, we are currently doing work on the property, which we anticipate will total $24,500 and not $10,000.

3.
The total amount of promissory notes is $207,410, however $100,000 of the repayment of the notes shall become payable on December 31, 2006, with interest to accrue from July 1, 2005 at 10% per annum on the $100,000. See Exhibit 10.11 Accordingly, the remaining $107,410 of repayment of the promissory notes will be used from the proceeds of his offering, if all shares are sold. Therefore, if all shares are sold in the primary offering, except for the $100,000 loan deferment, all promissory notes will be repaid from the company's proceeds from this offering. Note: Except for the $100,000 loan deferment accruing interest of 10% per annum from July 1, 2005 to December 31, 2006, the loans do not bear interest and without fixed terms of repayment. These shareholders will accept repayments from the Company when money is available and/or conversion of debt for shares of common stock of the Company. As of the date of this prospectus, the loans have not been repaid.

4.
Although our cash balance has decreased, as at September 30, 2004, we incurred the majority of our mineral property costs and expenses for Phase I of the exploration programs. As such, even if we are unable to sell any shares in this offering, we anticipate being able to operate for the next twelve months and be able to pay administrative expenses and the balance of the offering expenses. However, we would not be able to pursue Phase II of the exploration programs.

Exploration expenditures include cost of data compilation, geophysical testing, mapping, core drilling and testing samples. We are not going to spend any more sums of money or implement our exploration program until this offering is completed.

We cannot be more specific about the application of funds for exploration purposes because we do not know what we will find. If we attempted to be too specific, each time an event occurred that would change our allocation, we would be forced to amend this prospectus. We believe that process of amending the prospectus would take an inordinate amount of time and not be in your best interest in that we would be required to spend money for more legal fees which could be spent on exploration. However, if we should decide to reallocate our uses of proceeds, and such reallocation is deemed material, this prospectus, regardless of the amount of time and cost it would take, will be amended to reflect the material change(s).

The Company has allocated money for its initial exploration expenses. We are required to expend a total of $485,000 on exploration on the Altan and Ovorkhangai Mongolian licenses by the end of July, 2007. The Company believes that the initial exploration work program -- Phase I will cost up to $20,000; $10,000 for the Altan property by December 31, 2003, of which $8556 has already been spent - See Exhibit 10.1; and $10,000 for the Ovorkhangai property which was completed by February 28, 2004 -- See Exhibit 10.2. As of March 31, 2005, with regard to the Altan property, further work has not been done. However, with regard to the Ovorkhangai property, instead of spending $10,000 on the property, the company actually spent a total of $24,500 on the work program. Rio Minerals has prepared a draft report with regard to the Ovorkhangai property, but due to an overwhelmingly high demand for geological work, the final report has been delayed as Rio Minerals has been unable to finalize the report.

The net proceeds from offerings that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments. The company is currently not in arrears of interest, or principal payment on borrowing, nor is the company in default on any debt covenants at the present time or during the most recently completed financial statements. The company is not subject to any unsatisfied judgments, liens, or settlement obligations.

DETERMINATION OF OFFERING PRICE

The offering price of the 6,000,000 common shares being offered on a “direct participation” basis has been arbitrarily determined and bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Additionally, because we have no operating history and have not generated any revenue to date, the price of the shares is not based on past earnings.

Dividend Policy

We have never paid cash dividends on our capital stock. We currently intend to retain any profits we earn to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2005, the net tangible book value of our shares of common stock was ($190,406), or (0.057) per share based upon 3,350,000 shares outstanding.

Upon completion of this offering, in the event 6,000,000 shares are sold, the net tangible book value of the shares to be outstanding, will be $80,467, or approximately $0.009 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.066 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $ 0.041 per share.

Upon completion of this offering, in the event 4,500,000 shares are sold, the net tangible book value of the shares to be outstanding, will be $5,467, or approximately $0.001 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.058 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $ 0.049 per share.

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the shares to be outstanding, will be ($69,533) , or approximately ($0.011) per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.046 per share without any additional investment on their part. You will incur no immediate dilution from $0.05 per share to $0.061 per share.

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the shares to be outstanding, will be ($125,783), or approximately ($0.026) per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.031 per share without any additional investment on their part. You will incur no immediate dilution from $0.05 per share to $0.076 per share.

After completion of this offering, if 6,000,000 shares are sold, you will own approximately 64% of the total number of shares then outstanding shares for which you will have made a cash investment of $300,000, or $0.05 per share. Our existing stockholders will own approximately 36% of the total number of shares then outstanding, for which they have made contributions totaling $35,200, or approximately $0.004 per share.

After completion of this offering, if 4,500,000 shares are sold, you will own approximately 57% of the total number of shares then outstanding shares for which you will have made a cash investment of $225,000, or $0.05 per share. Our existing stockholders will own approximately 43% of the total number of shares then outstanding, for which they have made contributions totaling $35,200, or approximately $0.004 per share.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 47% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.05 per share. Our existing stockholders will own approximately 53% of the total number of shares then outstanding, for which they have made contributions totaling $35,200, or approximately $0.005 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 31% of the total number of shares then outstanding shares for which you will have made a cash investment of $75,000, or $0.05 per share. Our existing stockholders will own approximately 69% of the total number of shares then outstanding, for which they have made contributions totaling $35,200, or approximately $0.007 per share.

	25% of Shares Sold If 1,500,000 Shares Sold	50% of Shares Sold If 3,000,000 Shares Sold	75% of Shares Sold If 4,500,000 Shares Sold	100% of Shares Sold If 6,000,000 Shares Sold

Founder Shares at $0.001/sh	2,700,000	2,700,000	2,700,000	2,700,000
Shares Issued for Mineral Licenses	650,000	650,000	650,000	650,000
Shares Sold This Offering at $0.05/sh	1,500,000	3,000,000	4,500,000	6,000,000
Total Shares Issued	4,850,000	6,350,000	7,850,000	9,350,000
Equity Raised from this Offering	75,000	150,000	225,000	300,000

Less Offering Expenses(1)	(10,377)	(29,127)	(29,127)	(29,127)

Net Tangible Book Value	($ 125,783)	($ 69,533)	$ 5,467	$ 80,467

Price per Share	$ 0.05	$ 0.05	$ 0.05	$ 0.05
Net Tangible Book Value per Share	($ 0.026)	($ 0.011)	$ 0.001	$ 0.009
Increase/(Decrease) in Book Value to Present
Shareholders	$ 0.031	$ 0.046	$ 0.058	$ 0.066
Decrease in Book Value to New Shareholders	$ 0.076	$ 0.061	$ 0.049	$ 0.041

New Shareholders Ownership of Total Shares Issued	31%	47%	57%	64%
Present Shareholders Ownership of Total Shares Issued	69%	53%	43%	36%

(1)  See Part II - Item 25 "Other Expenses of Issuance and Distribution

SELLING SECURITY HOLDERS

The following table sets forth information as of June 7, 2005, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock AND are selling their shares in the concurrent offering.

The percentages determined in these calculations are based upon 3,350,000 of our common shares issued and outstanding as of the date of this Prospectus. The following table shows the number of shares and percentage before and after the public offering:

Name and Address of Beneficial Owners of Common Stock	Ownership Before Offering and Number of Shares Being Offered for Sale	Average Price per Share (3)	% Before Offering (4)	Ownership After Offering If None of the Shares are Sold	% After Offering	Ownership After Offering If All Shares Are Sold	% After Offering If All Shares Are Sold (5)
Ivan Bebek Director, President, Secretary, Treasurer(1)(2) 2020 Bellevue Avenue #2006, West Vancouver, B.C., Canada, V7V 1B8 Resident of Canada	2,000,000	$0.001	60%	2,000,000	21%	0	0%
Ton Fei Fred Tham and Associates 4323 West 12th Avenue, Vancouver, B.C., Canada, V6R 2P9 Resident of Canada	650,000	$0.050	19%	650,000	7%	0	0%
Khulan Choilon Chingeltei duureg, baga toiruu, 4 r horoo,17r bair,9 toot., Ulaanbaatar, Mongolia. Resident of Mongolia	350,000	$0.001	10.5%	350,000	4%	0	0%
Timursukh Oidov Bayanzurkh Borol, 15th Micro District, Building #11, Apartment #30, Ulaanbaatar, Mongolia Resident of Mongolia	350,000	$0.001	10.5%	350,000	4%	0	0%

(1)	Mr. Bebek's shares are subject to Rule 144 restrictions and he is the only shareholder that is an officer and director.
(2)	Mr. Thomson is not a shareholder but is a director.
(3)	This is the average price paid by those shareholders for their shares when they initially purchased them. This is NOT the price being offered for those shares.
(4)	Based on 3,350,000 common shares outstanding prior to the primary offering.
(5)	Based on 9,350,000 common shares outstanding if all shares are sold in the primary offering.
•	Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

PLAN OF DISTRIBUTION

We are offering 6,000,000 shares on a self-underwritten basis. The offering price is $0.05 per share for the duration of the offering.

A group of selling shareholders are endeavoring to sell their shares of common stock at the same time and at the same price of $0.05 we are conducting this offering. The percentage of the total outstanding common stock being offered by the selling shareholders is approximately 100% based upon 3,350,000 of our common shares that are issued and outstanding as of the date of this Prospectus. We believe the selling shareholders intend to sell their shares to persons residing outside of the United States of America. There is no arrangement to address the possible effect of the concurrent primary and secondary offerings on the price of the stock.

We will sell the shares only through Ivan Bebek, our president and a director. Mr. Bebek will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	The person is not at the time of their participation, an associated person of a broker/-dealer; and,

4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Bebek is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our president and a director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Bebek has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Bebek ceased being a "broker" in January 2002 and did not become an officer/director of our Company until over a year and a half later, in August 2003. Pursuant to Canadian securities regulations, Mr. Bebek must be employed and insured by a licensed Canadian brokerage house in order to be employed as a broker. As such, as stated earlier, Mr. Bebek is not a "broker" and has not been a "broker" since January 2002.

Because of his position as director and sole officer of the Company, Mr. Bebek’s obligation and responsibility remain first and foremost with this Company. As such, Mr. Bebek will be engaged in selling our shares first and if and only if all of the Company’s shares are sold will Mr. Bebek engage in selling his shares.

Mr. Greg Thomson, the other director of our Company, is not selling any shares in this offering and has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our prospectus is effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states or provinces where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We confirm that we have not engaged and will not be engaging a finder in connection with this offering.

Although we intend to sell our shares outside of the United States of America only, we believe it is in the best interest of the our Company to register these shares in case we have even one U.S. prospective investor.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.	Execute and deliver a subscription agreement

2.	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “MONGOLIAN EXPLORATIONS LTD.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge, no such proceedings are threatened or contemplated by any party.

Ivan Bebek, president of our company, is currently involved in a lawsuit in the Supreme Court of British Columbia, where he is listed as one of five defendants which stems from his former employer, IPO Capital Corp., and does not involve our company in any way. The proceeding was initiated on April 3, 2002.

Four of the five defendants (Olympus Management, Komsomol Management, Stanislav Fekete, Juaraj Adamac) were clients of the brokerage firm, IPO Capital Corp. where Mr. Bebek was employed as a principal investment adviser for the defendant-clients. The plaintiff, IPO Capital Corp. initiated the lawsuit as the defendant-clients were unable to pay for debts incurred through trading equities. Mr. Bebek, as the investment adviser was added to the lawsuit as a defendant when the debts of the defendant-clients were uncollectible by IPO Capital Corp. Mr. Bebek violated no securities rules, and acted on behalf of all the defendant-clients’ investment interests as an investment advisor with full knowledge and approval from IPO Capital Corp. at all times.

As of the date of this prospectus, Mr. Bebek is currently in the process of having the case dismissed as nothing has transpired in the last year and a half.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table and text sets forth the names and ages of all our directors and executive officers, as at June 7, 2005. All of the directors serve until the next Annual General Meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Subject to any applicable employment agreement, executive officers serve at the discretion of the Board of Directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of shareholders. Also provided is a brief description of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws. The residence and citizenship of each director are listed below their names. The next annual meeting is scheduled to be held on December 31, 2005.

Name	Age	Position Held With The Company	Date First Elected or Appointed
Ivan Bebek 2020 Bellevue Avenue, #2006 West Vancouver, B.C., V7V 1B8, Canada, Canadian Resident	27	Director, Chief Executive Officer, President, Treasurer, Secretary	August 25, 2003
Greg Thomson 202 Street, #3779 Langley, B.C., V3A 1R9, Canada Canadian Resident	56	Director	November 30, 2003

The backgrounds and experience of our directors and executive officers are as follows:

Ivan Bebek, President and Director

Mr. Bebek has over five years of experience in financial markets, including two years as a licensed stock broker and two years as the manager of investor relations for International Barytex Resources where Mr. Bebek is currently employed. Mr. Bebek joined International Barytex Resources Ltd., a Canadian tier one junior resource - mineral exploration company listed on the TSX Venture Exchange, in 2002. Mr. Bebek is neither an officer, director nor a principal shareholder of International Barytex Resources. A tier one junior resource company refers to the two-tiered system utilized by the TSX Venture Exchange: A two-tiered TSX Venture Exchange offers companies a flexible, two-tiered system. The tiers have minimum listing requirements based on a company's financial performance, resources and stage of development. The industry segments within each tier recognize the different financial and operating needs of companies operating in different industry sectors.

Tier 1 is for senior companies with the most significant resources. Tier 1 issuers have fewer filing requirements.

Tier 2 is for early-stage companies. This is a rapidly growing segment of the venture market in all industry sectors. Most TSX Venture Exchange listed companies are Tier 2 companies.

Tier 3 is a special purpose tier for companies previously quoted on the Canadian Dealing Network.

Companies may apply to move from Tier 2 to Tier 1 once they meet Tier 1 minimum listing requirements. Tier 1 companies will be moved to Tier 2 if they can’t maintain Tier 1 requirements.

From 1999 to 2002, Mr. Bebek was an investment advisor with IPO Capital Corp., a Canadian national stock brokerage house. Prior to his employment with IPO Capital Corp., Mr. Bebek was a customer service officer in 1999 at Canada Trust. From 1998 to 1999, while employed as a waiter and cook at Earls Restaurant, Mr. Bebek also attended the Canadian Securities Course to obtain his brokerage license. Mr. Bebek attended the University of Western Ontario from 1995 to 1997.

Greg Thomson, Director

Mr. Thomson is a geologist with over 25 years of diversified technical and managerial experience in mineral exploration and corporate development. He has experience in many aspects of precious and base metal exploration, from generative to advanced projects, negotiations, acquisition evaluation, mine and corporate valuation, management, strategic planning and new program design and implementation. Most recently and since 2000, Mr. Thomson has worked as an independent geologist and/or independent geological consultant for several mineral exploration and petroleum exploration companies, evaluating advanced exploration opportunities, including technical evaluations and fieldwork programs. From 1989 to 2000, Mr. Thomson was a senior project geologist for Teck Exploration Ltd., now known as Teck Cominco Limited. Teck Cominco Limited is a diversified mining, smelting and refining group, and a leader in the production of metallurgical coal and zinc. They are also a major producer of copper and gold. From 1983 to 1989, Mr. Thomson was a geologist for several B.C.-based mineral exploration companies. From 1976 to 1983, Mr. Thomson was a teacher for the Delta School District. In 1970, Mr. Thomson graduated from the University of British Columbia with a major in geology and received his British Columbia teaching certificate in 1975. Mr. Thomson is a member of the British Columbia and Yukon Chamber of Mines, Chamber of Mines of Eastern British Columbia and the Kamloops Exploration Group.

Family Relationships

There are no family relationships among any of the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Significant Employees

The Company has no significant employees. However, the Company engaged the management services of Mr. Timursukh Oidov in Mongolia.

Name	Age	Position Held With The Company	Date of Contract
Timursukh Oidov Bayanzurkh Borol 15th Micro District Building 111, Apt. 30 Ulaanbaatar, Mongolia Mongolian Resident	53	Management Services in Mongolia to help Company with knowledge of Mongolian miningclaims/licenses; translation;office and administration services	September 1, 2003 to August 31, 2004

Timursukh Oidov, Management Services in Mongolia

On September 1, 2003, the Company executed a Management Services Agreement with Timursukh Oidov. The agreement ended on August 31, 2004. Mr. Oidov was hired to assist the Company and act as a liaison for the Company in Mongolia. Mr. Oidov has a knowledge of the local government in Mongolia with respect to mining claims and licenses. Mr. Oidov also assisted us in the translation and public relation services with the Mongolian government. Mr. Oidov further assisted us with management services, office and administration services, including telephone and computer services in Mongolia. Mr. Oidov was also charged with carrying out management and direction of the business of the Company, including the management, supervising and coordinating of any mineral exploration activities carried out by us. Mr. Oidov received an initial fee of U.S.$5,000 and received a monthly consulting fee of U.S.$750 through the end of August, 2004.

For the past five years, Mr. Oidov worked at the Mongolia Yamaguchi Corporation Center as Chairman. Mr. Oidov sent individuals from Mongolia to Japan to visit or to study while in Japan and also arranged for scholarships for the same. Mr. Oidov also produced a documentary on Mongolia for the Japanese TV, NHK.

Mr. Oidov is not a director, executive officer, promoter or control person of our Company.

Involvement in Certain Legal Proceedings

There are no arrangements or understandings between any two or more directors or executive officers, pursuant to which he/she was selected to be a director or executive officer. None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

Our board of directors have determined that we do not have an audit committee financial expert serving on our audit committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the knowledge of our management, as at June 7, 2005, no person beneficially owns more than five percent of any class of our voting securities other than as set forth below. The following table shows the total amount of any class of our voting securities owned by each of our executive officers and directors and by our executive officers and directors, as a group, as at June 7, 2005, and, as to a specific person, shares issuable pursuant to the conversion or exercise, as the case may be, of currently exercisable or convertible debentures, share purchase warrants and stock options.

Name and Address of Beneficial Owners of Common Stock	Ownership Before Offering	Average Price per Share	% Before Offering	Ownership After Offering If No Shares are Sold	% After OfferingIf No Shares are Sold	Ownership After Offering If All Shares Are Sold	% After Offering If All Shares Are Sold
Ivan Bebek (2) 2020 Bellevue Avenue #2006 West Vancouver, B.C., Canada, V7V 1B8 Resident of Canada Chief Executive Officer, President, Secretary, Treasurer, and Director	2,000,000	$0.001	60%	2,000,000	21% (1)	0	0%
Greg Thomson 202 Street, #3779 Langley, B.C., Canada, V3A 1R9 Resident of Canada Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil
DIRECTORS AND OFFICERS AS A GROUP	2,000,000	$0.001	60%	2,000,000	21%	0	0%
Ton Fei Fred Tham and Associates (2)(3) 4323 West 12th Avenue Vancouver, B.C., Canada, V6R 2P9 Mr. Tham is a Resident of Canada; others are not (there are no United States Citizens or Residents)	650,000	$0.050	19%	650,000	7%	0	0%
Khulan Choilon (2) Chingeltei duureg, baga toiruu, 4 r horoo,17r bair,9 toot., Ulaanbaatar, Mongolia. Resident of Mongolia	350,000	$0.001	10.5%	350,000	4%	0	0%
Timursukh Oidov (2) Bayanzurkh Borol, 15th Micro District Building #111, Apartment #30 Ulaanbaatar, Mongolia Resident of Mongolia	350,000	$0.001	10.5%	350,000	4%	0	0%
TOTAL	3,350,000		100%	3,500,000	36%	0	0%
•	Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.
(1)	Based on 3,350,000 shares outstanding as of this prospectus date, and no options, warrants, rights of conversion or privileges or similar items to purchase shares of common stock.
(2)	The beneficial owner named above does not have the right to acquire options, warrants, rights, conversion privilege, or similar obligations.
(3)
The beneficial owners of the shares held by Ton Fei Fred Tham and Associates are Ton Fei Fred Tham, Vancouver, British Columbia, Canada; Chaliun Ojdovova, Ulaanbaatar, Mongolia and Temuulen Olizburen, Ulaanbaatar, Mongolia.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no equity compensation plans.

Future Sales of Shares

A total of 3,350,000 shares of common stock are issued and outstanding. All 3,350,000 shares are restricted securities as defined in Rule 144 of the Securities Act of 1933. Under Rule 144, the restricted securities may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 25,000,000 shares of common stock, with a par value of $0.001 per share. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to the Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

The Company has not authorized any shares of preferred stock.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, and presuming that none of their shares were sold in the secondary offering, the present stockholders will own approximately 64% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration activities.

Warrants

We currently have not authorized any warrants.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. After                         , we will be required to file reports with the U.S. Securities and Exchange Commission (the “SEC”) under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah, 84117, its telephone number is (801) 272-9294.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of Mongolian Explorations Ltd. incorporated herein have been so incorporated in reliance upon the report of Amisano Hanson, independent certified public accountants and chartered accountants, given upon their authority as experts in auditing and accounting (which contains an explanatory paragraph regarding Mongolian Explorations' ability to continue as a going concern). With respect to the audited financial information for the period ended December 31, 2004 and December 31, 2003 included herein, the independent public accountants have applied limited procedures in accordance with professional standards for a review of such information. No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. An interest will be deemed a substantial interest if the value of the interest, including the fair market value of all securities of the issuer received or to be received, or subject to options, warrants or rights received or to be received, exceeds $50,000.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on August 25, 2003 and to date have been involved primarily in organizational activities, the acquisition of the option to acquire the Altan as well as the Ovorkhangai property mineral licenses, obtaining a geological report on our mineral licenses and initiating the first phase of exploration. We incurred an accumulated net loss of ($225,606) and ($212,789), for the period from inception to March 31, 2005 and December 31, 2004, respectively, and we have no revenue.

Although our president, Ivan Bebek, may be deemed a “promoter” of our Company as he helped in the organization of the Company, Mr. Bebek has not received anything of value either directly or indirectly, from the Company. The shares which Mr. Bebek owns were purchased by him, and not given to him by the Company. Mr. Bebek purchased his 2,000,000 common shares on August 26, 2003 at a price of $0.001 per share.

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest, except as follows:

As of the date of this prospectus there are no other directors, officers, key personnel or principal stockholders related by blood or marriage, except for Mr. Timursukh Oidov whose niece is Ms. Khulan Choilon (both reside at separate addresses).

None of the related parties are acting as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the securities of the company.

The company has, however notes payable to several shareholders in the following manner:

Shareholder		Loan Amount
Ivan Bebek		$150,000
Khulan Choilon		55,760
Timursukh Oidov		1,650
	TOTAL	$207,410

Except for a $100,000 deferment of the loan amount as outlined below from Ivan Bebek, the loans do not bear interest and without fixed terms of repayment. These shareholders will accept repayments from the Company when money is available. As of the date of this prospectus, the loans have not been repaid, however on August 23, 2004, one of the shareholders, Ivan Bebek, agreed to defer $50,000 of the loan amount repayable to him until December 31, 2006, with 10% per annum interest to start accruing as of July 1, 2005. See Exhibit 10.11. Further, on October 1, 2004, Ivan Bebek loaned an additional $50,000 to the company and agreed to defer repayment of the loan until December 31, 2006, with 10% per annum interest to start accruing as of July 1, 2005. See Exhibit 10.15. As such, if Mr. Bebek so chooses, he will be able to demand full payment of all $100,000 of the loan on December 31, 2006.

DESCRIPTION OF BUSINESS

General

The Company and Our Business

We were incorporated under the laws of the State of Nevada on August 25, 2003. We are engaged in the business of exploration, currently in Mongolia. We entered into option agreements granting us the right to acquire 100% interests in two mineral properties; (1) Altan on September 1, 2003; and Ovorkhangai on November 25, 2003. If we fulfill all of the terms of both option agreements, we will own 100% interest in both the Altan and Ovorkhangai property mineral licenses subject to exploration expenditures totaling up to $485,000 combined on both property licenses.

We are currently conducting mineral exploration activities in the country of Mongolia in order to assess whether certain claims possess exploitable commercial and precious mineral reserves.

We have commenced the initial stage of exploration on the Altan mineral property license and a fact-finding mission on the Ovorkhangai mineral property license. We intend to complete this initial stage of exploration on the Altan and Ovorkhangai licenses. We will assess whether to undertake further stages of exploration programs based on the recommendations of geological reports and based on our ability to finance further exploration. Our proposed exploration program is designed to explore for commercially exploitable deposits of precious, base, and commercial minerals. We are a pre-exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

The following describes the two mineral property licenses of which the Company has an option to acquire 100% interests in:

1. Undurshil Aimag ("Altan") Property - Geological Exploration Report (See Exhibit 99.1 for detailed report) - prepared by Derrick Strickland, P.Geo., B.Sc., MBA; Rio Minerals Ltd.

Summary of Option Agreement for the Altan License:

We entered into the first of two agreements with Ton Fei Fred Tham & Associates (“Tham”), a private Canadian company, on September 1, 2003, to acquire its interest in a mineral exploration property located in outer Mongolia (the “Altan” property) representing approximately 20,000 hectares. On August 23, 2004, we received a memorandum from Rio Minerals Ltd. stating that the Altan license has been renewed and the license is in good standing. Further, Rio Minerals Ltd. advised us that it would be advantageous to re-shape and downsize the total area of the Altan license from 20,000 hectares to 8,000 hectares, which Ton Fei Fred Tham and Associates has completed and which was approved by the Mineral Resources Authority of Mongolia. Although the re-shaping and downsizing of the Altan property has reduced license renewal fees, it does not affect or change the work program or exploration expenditures as previously agreed to between us and Ton Fei Fred Tham and Associates. See Exhibit 10.12.

In accordance with the terms of the agreement with Tham, we, at our option, have the right to acquire a 100% interest by first incurring exploration expenditures not less than $35,000 resulting in two geological reports. Per the agreement, we are further required to issue 150,000 common stock to Ton Fei Fred Tham and Associates (the stock issuance was approved by the written consent of the directors of the company on November 28, 2003). We are also required to incur exploration expenditures totaling up to $185,000 on the Altan as follows:
1)	$10,000 on or before December 31, 2003. As of the date of this prospectus, we have spent $8,556 of the $10,000 required. The remaining $1,444 will be added to the next phase;
2)
a further $25,000 on or before July 31, 2005. The balance of $1,444 from the initial phase will be added to this phase to give this phase a total of $26,444. As of the date of this prospectus, we have not spent the $26,444 required. However, as of March 31, 2005, we have spent a total of $5,600 in order to maintain the property. No work has been done on this property since the initial $8,556 was spent. We are currently waiting for funds to be raised from this prospectus filing and offering in order to complete this second phase of the exploration program of $26,444;

3)	a further $50,000 on or before July 31, 2006; and
4)	a further $100,000 on or before July 31, 2007.

2.  Ovorkhangai Aimag Property - Summary Description Report (See Exhibit 99.2 for detailed report) - prepared by Derrick Strickland, P.Geo., B.Sc., MBA; Rio Minerals Ltd.

Summary of Option Agreement for the Ovorkhangai License:

On November 25, 2003, we entered into another agreement with Tham, representing approximately 118,000 hectares located in Ovorkhangai Aimag of Mongolia (the “Ovorkhangai” property). In accordance with the terms of the agreement with Tham, we, at our option, made a cash payment of $20,000 to Tham and have the right to acquire a 100% interest by issuing 500,000 shares of common stock to Tham (the stock issuance was approved by the written consent of the directors of the company on November 28, 2003) and incurring exploration expenditures totaling up to $300,000 over a three year period in the following manner:

1)
$10,000 on or before February 28, 2004, which we have incurred. Initially, due to the frozen land, we were unable to expend the $10,000, by the February 28, 2004 deadline. As of March 31, 2005, we incurred $24,500 to work on the property. Therefore, we will apply and carry forward $14,500 of the $24,500 to the next phase of the exploration expenditure program. Rio Minerals has prepared a draft report with regard to the Ovorkhangai property, however, due to an overwhelmingly high demand for geological work, the final report has been delayed as Rio Minerals has been unable to finalize the report. As of March 31, 2005, we spent a total of $36,205 ($24,500 for actual work on the property, and $11,705 in order to maintain the property).

2)	an additional $35,000 on or before September 30, 2005;
3)	an additional $75,000 on or before July 31, 2006; and
4)	an additional $180,000 on or before July 31, 2007.

Payment of a 1.5% net smelter royalty will be required on both properties which will be paid to Ton Fei Fred Tham and Associates after they are received by us. A net smelter royalty is defined as the net revenue generated from the sale of the metal or product produced by a mine. The 1.5% net smelter royalty payment is required to be made annually and will continue for as long as the mine is in production. The payments are limited to cash, unless another method is agreed upon by both parties. If we are unable to make the required royalty payments for any reason, including insufficient financial resources, we will lose our interests in the Altan and Ovorkhangai property mineral licenses.

We define economic mineralization as the presence of mineralization on our mineral claims in sufficient quantity and concentration and in an accessible location that would justify the commercial extraction of these minerals through an operating mine.

All payments are in U.S. dollars and the transaction with Tham is at arm's length.

Government Regulation

As with all mineral exploration projects, our activities are subject to various national, state and local laws and regulations in Mongolia, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We meet or exceed all of the North American industry standards and we are in compliance in all material respects which are applicable to mining, health, safety and environmental statutes and the regulations passed thereunder in Mongolia. Based on our experience, we believe the Mongolian Government regulations do not present a significant impact to the company’s activities. We base this on the fact that the North American mineral exploration industry standards, which we hold ourselves to, are significantly higher than in Mongolia.

Hence, the existing regulatory environment in Mongolia will not impact significantly the company’s activities. Currently, there are no indications of any potential new legislation affecting the our exploration activities. However, in order to conduct the our exploration activities, a Mineral Exploration license from the Mineral Resources Authority of Mongolia (MRAM) must be obtained. Currently, we hold a valid mineral exploration license on both the Altan and Ovorkhangai properties.

Exploration license holders have the following rights:

•	The exclusive right to conduct exploration for minerals within the boundaries of the exploration license area.

•	The exclusive right to obtain a mining license for any part of the exploration license area.

•	The right to transfer or use as collateral all or part of the exploration license area.

•	The right to renew an exploration license twice for 2 years with each renewal.

•	The right to have access to, entry on, and transit through the exploration license area.

•	The right of entry to and transit through lands adjacent to the exploration license area for the purpose of gaining access and entry to the exploration licenses area.

•	The right to construct temporary structures on the exploration license area as needed for conducting exploration activities.

Exploration license fees are as follows:

•	US $0.05 per hectare for the first year and US $0.10 per hectare for each of the second and third years.

•	US $1.00 per hectare for each of the 4th and 5th years during the first exploration license renewal.

•	US $1.50 per hectare for each of the 6th and 7th years during the second exploration license renewal.

To date, the license fees have been paid in full and are current.

Environmental Regulation

The term “environmental regulations are unrestricted in Mongolia” is used in a comparative manner. The environmental regulations in Mongolia are not as well developed as in the United States. In the United States, there are several government and private environmental regulatory bodies governing the mineral exploration industry. However, in Mongolia, the Mongolian Federal Government is responsible for the environmental standard. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our exploration activities are conducted in material compliance with applicable laws and regulations.

Changes to current laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomic. However, based on the current environmental regulations the company foresees no cost or effects associated with company’s explorations activities.

Competition

We compete with other exploration companies searching for minerals and other precious metals properties. There is competition for the limited number of mineral opportunities, some of which is with other companies having substantially greater financial resources than we do. As a result, we may have difficulty acquiring attractive exploration properties.

We believe no single company has sufficient market power to affect the price or supply of minerals or other precious metals in the world market.

Employees

Although we have no employees, we intend to continue to use the services of consultants for exploration work on our properties. To date, the company has engaged the following exploration consultants:

•
Derrick Strickland P.Geo, Geologist, B.sc, MBA, a professional geologist with over 15 years of mineral exploration experience. Mr. Strickland’s remuneration is U.S. $500 per day and he is contracted on as per need basis. Derrick Strickland is hired on a short term, contractual basis. The duties performed by Mr. Strickland include geological mapping, sampling, analyzing and writing geological reports as Mr. Strickland is a qualified P Geo Geologist. Mr. Strickland does not have an ongoing contract and is hired on a per job, as need basis whereby he invoices us for his time.

•
Rio Minerals Limited of Vancouver, B.C., Canada has been providing mineral exploration services to the mining industry for over 10 years. Rio Minerals provides logistical service and manpower and charges a fee of 15% above cost for all of its activities. Rio Minerals also provides mineral exploration duties to mining companies which include coordinating work programs and contracting geologists. Further, Rio Minerals also arranges for all supplies, which include such machinery as drill rigs. Rio Minerals also provides building camps and transportation to and from mining properties. Rio Minerals has been hired on a per job basis and submits invoices to us upon completion of the work. As such, we do not have an ongoing contract with Rio Minerals.

The company will continue to use the above consultants.

Greg Thomson, one of our directors, is a geological consultant for us. We verbally agreed to pay Mr. Thomson a director's fee of U.S.$500 per month for the duration that he remains a director of our company. See"Report and Financial Statements -- December 31, 2004 and 2003 -- Note 5(b)"; see also, “Interim Financial Statements -- March 31, 2005 -- Notes to the Interim Financial Statements Note 5(b)."

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
OF ORGANIZATION SINCE INCEPTION TO DECEMBER 31, 2004

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, pre-exploration stage corporation and have not yet generated or realized any revenue from our exploration activities.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenue and no revenue are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. That cash must be raised from other sources. Our only other source for cash at this time are investments by others in Mongolian Explorations Ltd. We must raise cash to implement our project and stay in business. On October 1, 2004, Ivan Bebek, a director of our company, made a loan to the company for $50,000. The promissory note bears interest at the rate of 10% per annum from July 1, 2005, and is payable on December 31, 2006. This infusion of capital, we believe, will allow us to to remain operational in the next twelve months.

To meet our need for cash we are attempting to raise money from this offering. Whatever money we do raise will be used as set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will be required to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers and directors, however, our officers and directors are unwilling to make any commitments to loan us any additional money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either be required to suspend exploration activities until we do raise the cash, or cease exploration activity entirely. If we raise the maximum amount from this offering, we believe the money will last a year and allow us to operate for a period of at least twelve months. Accordingly, we believe we will not be required to raise additional capital during the next twelve months. Other than as described in this paragraph, we have no other financing plans.

Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until we have located a body of ore and we have determined it is economical to extract the ore from the land.

We may attempt to interest other companies to undertake exploration work on the property. We do not intend to try to develop the reserves ourselves. By this we mean that when we locate a property that we believe has the potential to be mined, we will invite other mining production companies to assist us. We anticipate the other companies will have the expertise and financing for the mining property. This is a common practice which is used in the junior mining sector.

If we are unable to complete any phase of exploration because we do not have sufficient money, we will cease exploration activities until we raise more money or try to find a joint venture partner to complete the exploration work. If we cannot find a joint venture partner and do not raise more money, we will cease exploration activities. If we cease exploration activities, we will seek other mining opportunities.

We do not intend to hire any employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance as an exploration corporation. We are a pre-exploration stage corporation and have not generated any revenue from our exploration activities. We cannot guarantee we will be successful in our exploration activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our exploration activities. Equity financing could result in additional dilution to existing shareholders.

Other than as described herein, we have no other financing plans.

Critical Accounting Policies

Our discussion and analysis of its financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Our future exploration activities are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable exploration activity or income from its investments. As of March 31, 2005, we have not generated any revenue, and have experienced negative cash flow from exploration activities. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

Overview

Our financial statements contained herein have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. We incurred an accumulated net loss of ($225,606) and ($212,789), for the period from inception to March 31, 2005 and December 31, 2004, respectively. To date, we have no revenue.

We did not earn any revenue during the three months period ended March 31, 2005 and for the 2004 fiscal year. Our auditors' report on our 2004 financial statements contained an explanatory paragraph stating that due to recurring losses and negative cash flow substantial doubt exists as to our ability to continue as a going concern. See Report of Independent Registered Public Accounting Firm dated March 16, 2005.

Our financial statements included in this report have been prepared without any adjustments that would be necessary if we become unable to continue as a going concern and are therefore required to realize upon our assets and discharge our liabilities in other than the normal course of exploration activities.

Our financial statements included in this report have been prepared without any adjustments that would be necessary if we become unable to continue as a going concern and are therefore required to realize upon our assets and discharge our liabilities in other than the normal course of exploration activities.

Results of Operations

Cash Balances

The company maintains its major cash balances at one financial institution, Bank of Montreal, located at First Bank Tower, 595 Burrard Street, Vancouver, British Columbia, Canada. The balances are insured up to Cdn$60,000 per account by the Canada Deposit Insurance Corporation. As at March 31, 2005, the Company had a cash balance of $43,245. At March 31, 2005, there were no uninsured cash balances.

Three Month Period Ended March 31, 2005

Operating expenses for the three months period ended March 31, 2005 totaled $12,817 and from inception to period ended March 31, 2005 totaled $225,606. The company experienced a net loss of ($12,817) and ($225,606) for the three months period ended March 31, 2005 and from inception to period ended March 31, 2005 respectively, against no revenue. The major expenses during this period were professional fees of $9,627, and consulting fees of $1,543. The company did not incur any expenses for wages, rent and telephone.

The earnings per share (fully diluted -- weighted average) was a net loss of $0.004 for the three months period ended March 31, 2005 and $0.070 from inception to period ended March 31, 2005.

Fiscal 2004 (Ended December 31, 2004)

Operating expenses from inception to period ended December 31, 2004, totaled $212,789, and the company experienced a net loss of ($212,789) against no revenue. The major expenses during this period were professional fees of $30,982, exploration costs of $141,096, travel and lodging expenses of $13,082 and consulting fees of $20,000. The company did not incur any expenses for wages, rent and telephone.

The earnings per share (fully diluted -- weighted average) was a net loss of $0.067 from inception to period ended December 31, 2004.

 Liquidity and Capital Resources

Historically, the company has financed its cash flow and operations from the sale of stock and notes payable to shareholders. The company's total cash and cash equivalent position as at March 31, 2005 was $43,245.

For the three month period ended March 31, 2005, net cash used in operating activities, consisting mostly of loss from operations was ($16,137). For the period from inception to March 31, 2005, net cash used in operating activities, consisting mostly of loss from operations was ($166,865).

For the period from inception to March 31, 2005, net cash resulted from advances from shareholders in the amount of $207,410.

Working capital deficiency as of March 31, 2005 and December 31, 2004 was ($90,406) and ($77,589), respectively.

Current Capital Resources and Liquidity

Our capital resources have been limited. We currently do not, and will not, generate revenue for exploration activities, and to date have relied on the sale of equity and related party loans for cash required for our exploration activities. The company has no external sources of liquidity in the form of credit lines from banks. No investment banking agreements are in place and there is no guarantee that the company will be able to raise capital in the future should that become necessary.

Plan of Operation

We have proceeded with the exploration of the Altan and Ovorkhangai mineral licenses to determine whether there are economic and commercially exploitable reserves of gold and/or base metals. We have undertaken reconnaissance level exploration work to determine if our properties have any potential for developing exploration targets. We have commenced with Phase I of the exploration programs on both licenses. As of the date of this prospectus, we have spent $8,556 on the Altan property. By the terms of a license agreement, we were required to spend $10,000 by December 31, 2003, however, we will spend the remaining balance of $1,444 from Phase I and add it to the Phase II requirements. As such, Ton Fei Fred Tham & Associates have granted us an extension until July 31, 2005, to spend $26,444 on the Altan property. As of March 31, 2005, we spent a total of $5,600 in order to maintain the property.

With regard to the Ovorkhangai property, we spent $10,000 by February 28, 2004. As of March 31, 2005, we incurred $24,500 to work on the property. Therefore, we will apply and carry forward $14,500 of the $24,500 to the next phase of the exploration expenditure program. We have been informed by Rio Minerals that due to an overwhelming demand for geological surveys/reports to be completed, Rio Minerals has been delayed in producing a final report for us. As of March 31, 2005, we spent a total of $36,205 ($24,500 for actual work on the property, and $11,705 in order to maintain the property).

We had $43,245 and $59,382, in cash reserves as at March 31, 2005 and December 31, 2004, respectively. Although our cash balance has decreased, by September 30, 2004 we had incurred the majority of our mineral property costs and expenses for Phase I of the exploration programs. As such, even if we are unable to sell any shares in this offering, we anticipate being able to operate for the next twelve months and be able to pay administrative expenses and the balance of the offering expenses. However, we would not be able to pursue Phase II of the exploration programs. Accordingly, even after factoring in expenses such as offering expenses and consulting fees, we were able to proceed with Phase I of both exploration programs without additional financing. If we are able to sell all of the shares being offered from this offering, and if the shareholders demand repayment on their loans, we will be able to repay all $107,410 ($100,000 of the $207,410 shareholders' loans have been deferred until December 31, 2006, with interest to accrue from July 1, 2005 at 10% per annum on the $100,000). See Exhibits 10.11 and 10.15. However, completion of these exploration expenditures will require further capital to enable us to meet the exploration expenditure requirements under the option agreements for the period through July 31, 2007.

We will assess whether to proceed with Phase II of the exploration programs upon completion of an assessment of the results of Phase I from each property's geological exploration program. We will require additional funding in the event that we decide to proceed with Phase II of the exploration program. The anticipated cost of the Phase II exploration program is $60,000 ($25,000 for Altan and $35,000 for Ovorkhangai) which is not in excess of our projected cash reserves remaining upon completion of Phase I of the exploration program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund future phases of the exploration programs. We do not have any arrangements in place for any future equity financing. Further, as previously mentioned, we have promissory notes in the amount of $207,410. However, $100,000 of the $207,410 promissory notes have been deferred until December 31, 2006, with interest to accrue from July 1, 2005 at 10% per annum on the $100,000. See Exhibits 10.11 and 10.15. If we are only able to obtain minimal funding in our primary offering, we anticipate we will be unable to repay all of the notes payable. As stated earlier in this prospectus, the promissory note will only be repaid if/when we sell all 6,000,000 shares in the primary offering. As such, if we are only able to obtain the minimal funding, we anticipate it will hinder our exploration programs on the Altan and Ovorkhangai properties.

We believe our cash reserves are sufficient to meet our obligations for the next twelve month period and to pay for the legal and accounting expenses of complying with our obligations as a reporting issuer under the Securities Exchange Act of 1934. These expenses will be in addition to the cost of completing Phase I of the exploration programs.

If we do not complete the cash payments or the exploration expenditures required under the option agreements, then our options will terminate and we will lose all rights and interests in the mineral claims. If we do not secure additional financing we may consider bringing in a joint venture partner to provide the required funding. We have not however, undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist in funding the exploration of the mineral claims. We may also pursue acquiring interests in alternate mineral properties in the future. (See “Management’s Discussion and Analysis or Plan of Operation”)

DESCRIPTION OF PROPERTY

We have options to acquire 100% interests in the Altan and Ovorkhangai property licenses, as described in detail in Item “Description of Business”. We do not own or lease any property other than our options to acquire interests in the Altan and the Ovorkhangai Property Licenses.

Net Smelter Royalty

A 1.5% net smelter royalty payment is required to be paid to Ton Fei Fred Tham and Associates for both properties. Net smelter royalty is defined as the net revenue generated fro the sale of the metal or product produced by a mine. The payments are required to be paid annually and will continue as long as the mine is in production. The payments are limited to cash, unless another method is agreed upon by both parties. If we are unable to pay the royalty payments or fall short of our work exploration programs, we will lose our interests in the Altan and Ovorkhangai property mineral licenses.

UNDURSHIL AIMAG (ALTAN) PROPERTY - SUMMARY DESCRIPTION REPORT

Location and Access

The Altan project area is located in the Undurshil district and spans the Dundgovi province of Mongolia (figure 1). These provinces are located approximately 385 kilometers south of Ulaanbaatar, the Capital of Mongolia. The central point of the license is located approximately 75 kilometers southeast of the nearest town named Undurshil. Access from Ulaanaatar to the town of Undurshil is via the Mongolian interstate highway and access from Undurshil to the property is via a gravel road.

Property and Ownership

The property was originally comprised of 20,000 hectares (located on map sheet L49-109) in the Dundgovi provinces of Mongolia. However, on August 23, 2004, pursuant to a “Memo Regarding Downsizing of Undershil Aimag (Altan) Property,” the Altan property has been reduced to 8,000 hectares. See Exhibit 10.12. The claims are under license number 4767X, which is held by Ton Fei Fred Tham & Associates. The license was issued on September 27th, 2002 and is valid for a period of two years and eleven months (see Figure 2 for license boundary). Pursuant to the above-mentioned “Memo Regarding Downsizing of Undershil Aimag (Altan) Property, the license has been renewed as of August 23, 2004.

License Number	Hectares	Date Issued	Period
4767X	20,000	September 27, 2002	2 years 11 months

Figure 2, Altan Claim Boundary Location

Conditions to keep mineral title

In order to maintain the mineral title, payments must be made to the Mineral Resources Authority of Mongolia at the following rates:

•	US $0.05 per hectare for the first year and US $0.10 per hectare for each of the second and third years.

•	US $1.00 per hectare for each of the 4th and 5th years during the first exploration license renewal.

•	US $1.50 per hectare for each of the 6th and 7th years during the second exploration license renewal.

Rock Formations

The Altan property displays typical basin (lows) and range (highs) style topography. The basin is covered with flat lying Devonian (geological period from 345 million to 405 million years ago) to Cenozoic (geological period from 63 million years ago) sediments, with topographic highs associated with igneous intrusions (produced under conditions involving intense heat; “igneous rock” is rock formed by solidification from a molten state) of carboniferous (from 280 million to 345 million years ago, of or relating to the Carboniferous geologic era; “carboniferous rock system”) granite.

The surficial (pertaining to or occurring on or near the earth’s surface) geology of the Altan property consists of old sediments and modern sand and gravel deposits, constituting 60% of the surface exposure. The remaining part of the property is composed of carboniferous Matad (an area in Mongolia) rock granitic (granite formed rock which is “very hard”) complex, limestone and sandstone formations, and Cretaceous (geological era from 63 million to 135 million years ago) basalt (the most common type of solidified lava).

Previous geological studies have shown two geological regions: the Olziit and the South Mongolian Belts, which are separated by a Fault that runs through the center of the property. A portion of the Olziit Metallogenic Belt (geological belt containing or made of or resembling or characteristic of a metal) overlays the northern section of the property and the dominant mineralization associated with this belt includes base metal, precious metal, and gold deposits. A portion of the South Mongolian Metallogenic Belt (geological belt containing or made of or resembling or characteristic of a metal) overlies the southern area of the property. Mineralization found in this belt includes base metal, manganese, and gold-silver mineralization.

The Present Condition

All mineral claims are currently in good standing with the Mongolian Government and are readily available for the company’s activities.

Work Completed 2004

The licenses for both the Altan and Ovorkhangai properties were paid and between the two properties, a total of $41,805 was spent through December 31, 2004. A total of $5,600 was spent on the Altan property in order to maintain it, and a total of $36,205 ($24,500 for actual work on the property and $11,705 in order to maintain the property) was spent on the Ovorkhangai.

Work Completed 2003

The company is currently involved in a grassroots exploration in Mongolia and in October 2003, Rio Minerals Limited of Vancouver was contracted by Ton Fei Fred Tham & Associates to undertake a reconnaissance geological investigation of the Altan property.

The geological program consisted of prospecting (looking for mineralization) and ground truthing (testing the validity of the government geology maps) the Matad (an area in Mongolia) rock complex, the Erdenebayan (an area in Mongolia), and the Hotol (an area in Mongolia) rock formations. The Matad (an area in Mongolia) rock complex is located in the north-east portion of the property whereas the Erdenebayan and Hotol rock formations are located in the southern part of the property. While on the property, the Rio Minerals crew undertook prospecting and ground truthing (testing the validity of the government geology maps). A total of nine ground truth locations (verifying the data on the map verses what seen on the ground) were observed.

Costs for Past and Future Programs/

Past Programs Cost

The past mineral exploration programs on the Altan Property have cost $8356.00 USD to date.

Future Program Cost
Travel	2 persons - 4 days		$ 2,250.00
Ulaanbaatar to interpret data/plan	2 persons - 1 day		$ 850.00
Field	2 persons - 05 days		$ 4,250.00
Mongolian Driver/Interpreter	2 persons - 07 days		$ 560.00
Mongolian Geologist	1 person - 07 days		$ 455.00
Camp Cook	1 person - 07 days		$ 250.00
		Subtotal:	$ 8,615.00

Expenses:
Visas	2 persons - 1 country		$ 160.00
Accommodation			$ 950.00
Meals			$ 950.00
Supplies and Rentals			$ 650.00
4 x 4 vehicle rental	1 vehicle - 7 days(gas incl.)		$ 550.00
Air tickets	2 persons		$ 3,500.00
Satellite phone	$ 500.00
Assays and shipping			$ 1,500.00
Report	Report		$ 4,500.00
Consumables	Maps, etc.		$ 375.00
		Subtotal:	$13,635.00
		Total	$22,250.00

Source of Power

Currently, there are no sources of power on the Altan property; however, the use of portable gas and wind electric generators are common throughout Mongolia.

Clear Statement

The company is currently involved in a grassroots exploration program on the Altan property and is not aware of any economic mineralization on the property.

OVORKHANGAI PROVINCE PROPERTY - SUMMARY DESCRIPTION REPORT

Location and Access

This newly acquired mineral property is located in the Ovorkhangai province of Mongolia, between 46? 00' to 46? 20' North and 102? to 102? 28' East. The property is located immediately west of the town of Arvajheer. Access to Arvajheer is via the Mongolian interstate highway. Access to the property from the town of Arvajheer is via a gravel road.

Property and Ownership

The property is comprised of 118,223 hectares located in the Ovorkhangai province of Mongolia. The claim number is 6524X, which is held by Ton Fei Fred Tham & Associates. The license was issued on November 7th, 2003 and is valid for a period of two years and eleven months; see Figure 3 for license boundary.

License Number	Hectares	Date Issued	Period
6524X	118,223	November 7th, 2003	2 years 11 months

Figure 3. Paleogeographic Interpretation of Southern Mongolia-Central Asia during the Devonian and the Paleotectonic reconstruction for the Early Devonian displaying the Tuva-Mongol arc (simplified and modified from Sengö and Natal’n 1996).

Conditions to Keep Mineral Title

In order to maintain the mineral title, payments must be made to the Mineral Resources Authority of Mongolia at the following rates:

•	US $0.05 per hectare for the first year and US $0.10 per hectare for each of the second and third years.

•	US $1.00 per hectare for each of the 4th and 5th years during the first exploration license renewal.

•	US $1.50 per hectare for each of the 6th and 7th years during the second exploration license renewal.

Rock Formations

Investigations were carried out at the Geological Information Centre in Ulaanbaatar to obtain information pertaining to the geology and mineral potential of the property.

The majority of the property, consisting of the western and central portions (approximately 60%), is underlain by intrusive rocks (diorite, granodiorite, granite). The remaining 40% of the property, mainly the eastern and southeast portions, is underlain by sedimentary (resembling or containing or formed by the accumulation of sediment; “sedimentary deposits”) rocks. The southeast portion is comprised mainly of Devonian (geological period from 345 million to 405 million years ago) age to Carboniferous (from 280 million to 345 million years ago, of or relating to the Carboniferous geologic era; “carboniferous rock system”) age rocks; consisting of variable chert, shale and sandstone. The north and north-easterly portions of the property contain younger sediments.

The Mongolian government geological reports were examined to provide geological information. Report numbers 3912 and 4098 provided the most pertinent information for the Ovorkhangai province property.

All geological maps pertaining to the area were examined closely for mineral occurrences. The focus of the investigation was to gather data pertaining to base metal (metals such as copper, zinc, tin molybdenum mainly used for industrial use) and precious metal (gold, silver, platinum) potential. There are several geochemically anomalous areas outlined on the geological maps that are mainly anomalous (abnormal chemistry of the earth’s crust) in tungsten. Several gold location sites are shown on the geological map for report 3912, but were not referenced in the accompanying text for the report. There is, however, one gold location site on the Mineral Occurrence map for Mongolia. This is a gold occurrence that is located in the northwest corner of the property and is described as an igneous (produced under conditions involving intense heat; “igneous rock” is rock formed by solification from a molten state) related gold occurrence. Also, several placer (an alluvial deposit that contains particles of some valuable mineral) gold occurrences are found just off the northeast corner of the property. Another placer gold occurrence is found in the southwest corner of the property.

The base metal potential for the property is unknown at this point as there are no known occurrences for copper, silver, lead, or zinc. Although numerous samples have been taken during previous surveys, no values approaching economic grade have been obtained.

The Present Condition

All mineral claims are currently in good standing with the Mongolian Government and are readily available for the company’s activities.

Proposed Exploration Plan

A field investigation of the undocumented gold occurrences at the northwest corner of the property, the placer (an alluvial deposit that contains particles of some valuable mineral) areas at the northeast and southwest corners of the property, and the examination of the tungsten vein (a layer of ore between layers of rock) area located in the southeast portions of the property are planned.

Program Cost - Currently in progress
Travel	2 persons - 4 days		$ 2,250.00
Ulaanbaatar to interpret data/plan	2 persons - 02 days		$ 1,700.00
Field	2 persons - 06 days		$ 5,100.00
Mongolian Driver/Interpreter	2 persons - 07 days		$ 560.00
Mongolian Geologist	1 person - 07 days		$ 455.00
Camp Cook	1 person - 07 days		$ 250.00
		Sub total:	$10,315.00
Expenses:
Visas	2 persons - 1 country		$ 160.00
Accommodation			$ 1,580.00
Meals			$ 950.00
Supplies and Rentals			$ 650.00
4 x 4 vehicle rental	1 vehicle - 7 days (gas incl.)		$ 550.00
Air tickets	2 persons		$ 3,500.00
Satellite phone			$ 500.00
Assays and shipping			$ 1,500.00
Report	Report		$ 4,500.00
Consumables	Maps, etc. $ 375.00	Subtotal:	$14,265.00
		Total	$24,580.00

Source of Power

Currently there are no sources of power on the Ovorkhangai province property, however, the use of portable gas and wind electric generators are common.

Clear Statement

The company is currently involved in a grassroots exploration program on the Ovorkhangai province property and is not aware of any economic mineralization on the property.

Property Selection

The Properties were selected based on the technical information obtained from the Geologic Information center in Ulaanbaatar, Mongolia.

The technical information used to select the properties was obtained by Derrick Strickland, a professional geologist, and Greg Thompson, also a professional geologist, by spending several days at the Geologic Information center in Ulaanbaatar Mongolia researching publicly available scientific data.

Altan Property Selection -

The Altan property was selected based on the proximity to Ivanhoe Mine Ltd and Magnum d’Or Resources Inc mineral claims. The geologic structure present on the Altan property it genetically related to the same structures on both Ivanhoe Mine Ltd and Magnum d’Or Resources Inc mineral claims. Each of the above companies have had success exploring for mineral resources on their respective properties.

Ovorkhangai Property Selection -

Several gold location sites are shown on a government geological map, but were not referenced in the accompanying text for the report. There is however, one gold occurence referenced on the Mineral Occurrence map for Mongolia. This occurrence is located in the northwest corner of the property and is described as a granitoid (resembling granite in granular appearance) related gold occurrence. Also, a placer (an alluvial deposit that contains particles of some valuable mineral) gold occurrence is found at the southwest corner of the property.

Derrick Strickland, a professional geologist, has created two separate geological reports; one on the Altan property and the other on the Ovorkhangai property.

Greg Thompson, a professional geologist, and Ivan Bebek have visited the Altan and the Ovorkhangai properties.

We intend to continue to use the services of consultants for exploration work on our properties. For future mineral exploration programs the company intends to use the following contractors:

•	Derrick Strickland P.Geo, Geologist, B.sc, MBA, a professional geologist with over 15 years of mineral exploration experience.

•	Greg Thompson P .Geo, Geologist, B.sc, a professional geologist with over 20 years of minerals exploration experience.

•	Rio Minerals Limited of Vancouver, B.C., who has been providing mineral exploration services to the mining industry for over 10 years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest, except as follows:

Mr. Bebek, an officer and director of our company, purchased 2,000,000 of our common shares on August 26, 2003 at a price of $0.001 per share.

As of the date of this prospectus there are no other directors, officers, key personnel or principal stockholders related by blood or marriage, except for Mr. Timursukh Oidov whose niece is Ms. Khulan Choilon (both reside at separate addresses).

None of the related parties are acting as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the securities of the company.

The company has, however notes payable to several shareholders in the following manner:

Shareholder		Loan Amount	Date Loan Executed
Ivan Bebek		$ 30,000	October 15, 2003
Ivan Bebek		10,000	November 21, 2003
Ivan Bebek		60,000	December 12, 2003
Ivan Bebek		50,000	October 1, 2004
Khulan Choilon		35,760	August 25, 2003
Khulan Choilon		20,000	December 3, 2003
Timursukh Oidov		1,650	August 25, 2003
	TOTAL	$207,410

Except for a $100,000 deferment of the loan amount as outlined below from Ivan Bebek, the loans do not bear interest, are without fixed terms of repayment and are demand loans. These shareholders will accept repayments from the Company when money is available and/or conversion of debt for shares of common stock of the Company. On August 23, 2004, one of the shareholders, Ivan Bebek, agreed to defer $50,000 of the loan amount repayable to him until December 31, 2006, with 10% per annum interest to start accruing as of July 1, 2005. See Exhibit 10.11. Further, on October 1, 2004, Ivan Bebek loaned the company an additional $50,000 repayable to him on December 31, 2006, with 10% per annum interest to start accruing as of July 1, 2005. See Exhibit 10.15. This, in essence means that on December 31, 2006, if Mr. Bebek so chooses, he will be able to demand all $100,000 of his loan from the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

This is our initial public offering so there is currently no public trading market for our common stock. We hope to have a market maker attempt to have our common stock prices listed on the bulletin board maintained by the National Association of Securities Dealers. To be eligible to have our common stock quoted on the bulletin board, we will be required to file with the Securities and Exchange Commission periodic reports required by the Securities Exchange Act of 1934 (the “Act”) and thus be a “reporting” company, a step we will accomplish upon                         .

None of our common stock is subject to outstanding options or rights to purchase nor do we have any securities that are convertible into our common stock. We have not agreed to register any of our stock for anyone nor do we presently have in effect employee stock options or benefit plans that would involve the issuing of additional shares of our common stock. As of the date of this prospectus there were 3,350,000 shares issued and outstanding. All of these shares were issued in a private transaction without registration under the Act and are therefore restricted securities. All of the 3,350,000 shares issued and outstanding were done pursuant to Regulation S. 2,000,000 shares are held by our president/director, Ivan Bebek. Due to his affiliation with our Company, Mr. Bebek and the 2,000,000 shares which he owns and can sell pursuant to Rule 144, is subject to further restrictions within Rule 144. Pursuant to Rule 144, Mr. Bebek's shares are considered to be restricted and "control securities." Control securities are those held by an affiliate of the company. An affiliate is a person, such as a director or large shareholder, in a relationship of control with the issuer. Further, control includes the power to direct the management and policies of the company in question, whether through the ownership of voting securities, by contract, or otherwise.

Restricted or control shares may be sold to the public, provided five conditions are met:

    "(1) Holding Period: Before you may sell restricted securities in the marketplace, you must hold them for at least one year. The one-year holding period begins when the securities were bought and fully paid for.

    (2) Adequate Current Information: There must be adequate current information about the issuer of the securities before the sale can be made. This generally means the issuer has complied with the periodic reporting requirements of the Securities Exchange Act of 1934.

    (3) Trading Volume Formula: After the one-year holding period, the number of shares you may sell during any three-month period can't exceed the greater of 1% of the outstanding shares of the same class being sold, or if the class is listed on a stock exchange or quoted on Nasdaq, the greater of 1% or the average reported weekly trading volume, during the four weeks preceding the filing of a notice of the sale on Form 144.

    (4) Ordinary Brokerage Transactions: The sales must be handled in all respects as routine trading transactions, and brokers may not receive more than a normal commission. Neither the seller nor the broker can solicit orders to buy the securities.

    (5) Filing Notice With the SEC: At the time you place your order, you must file a notice with the SEC on Form 144 if the sale involves more than 500 shares or the aggregate dollar amount is greater than $10,000 in any three-month period. The sale must take place within three months of filing the Form and, if the securities have not been sold, you must file an amended notice.

Based upon the above referenced information, because Mr. Bebek is considered to be an affiliate and control person, and pursuant to paragraph (3) immediately above, Mr. Bebek will not be able to sell all of his shares at once. Initially, Mr. Bebek will be limited to selling 1% of the outstanding shares of the same class being sold, or 1% of 3,350,000 or 33,500 during a three-month period.

If you are not an affiliate of the issuer and have held restricted securities for two years, you can sell them without regard to the above conditions.”

All of our shares are being offered or proposed to be publicly offered for sale through this prospectus. We currently have four shareholders of record of our common stock.

We have never paid dividends and do not expect to declare any in the foreseeable future. Instead, we expect to retain all earnings for our growth. We do not have any securities authorized for issuance under any equity compensation plans. Although we have no specific limitations on our ability to pay dividends, investors should not purchase shares in this offering if their intent is to receive dividends.

EXECUTIVE COMPENSATION

Compensation was paid to our executive officers and directors as follows:

		Annual Compensation			Long Term Compensation
					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Restricted Stock Award(s)	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compen-sation
		($)	($)	($)	($)	(#)	($)	($)

Ivan Bebek President, Secretary, Treasurer and Director	2004	nil	nil	Nil	nil	nil	nil	nil
Greg Thomson Director	2004	$500/mth	nil	Nil	nil	nil	nil	nil

None of our executive officers have received annual salary and bonus in excess of $100,000. There were no grants of stock options from inception to the date of this prospectus.

From inception to the date of this prospectus, we have no outstanding stock options. We have no formal plan for compensating our directors for their service in their capacity as directors and such directors have not received future options to purchase common shares as awarded by the Board of Directors or (as to future options) a Compensation Committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. The Board of Directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director. Other than as indicated below, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

There are no management agreements with any of our directors or executive officers, other than those referred to herein. Mr. Thomson became a director of our company on November 30, 2003. As such, Mr. Thomson received $500 for the month of December, which is also the amount for the year 2003. For the fiscal year ended December 31, 2004 Mr. Thomson received a total of $6,000. From January 1, 2005 to March 31, 2005, Mr. Thomson received a total of $1,500. Other than as discussed above, we have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Other than as discussed above, we have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Other than the management agreements and advisory agreements discussed herein, we have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Long-Term Incentive Plan - Awards in Most Recently Completed Fiscal Year

We have no long-term incentive plans in place and therefore there were no awards made under any long-term incentive plan to any executive officers during our most recently completed fiscal year. A “Long-Term Incentive Plan” is a plan under which awards are made based on performance over a period of longer than one fiscal year, other than a plan for options, SARs (Stock Appreciation Rights) or restricted share compensation.

Aggregated Options and Stock Appreciation Rights Exercised During The Most Recently Completed Fiscal Year and Fiscal Year End Option/SAR Values

No incentive stock options or stock appreciation rights were exercised during the last fiscal year by any of our named executive officers. No stock appreciation rights were held by any of our named executive officers as at the end of our most recently completed fiscal year.

Compensation of Directors

As previously noted, we have no standard arrangement to compensate directors for their services in their capacity as directors except for the granting from time to time of incentive stock options. During the last fiscal year, we did not grant any stock options to our directors.

Compensation Committee Interlocks and Insider Participation

We have no committee that performs the function of a compensation committee. None of our officers or directors serve on a committee making compensation decisions of any other entity. Directors generally participate in compensation-related matters.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

Index To Financial Statements
A.1.	Report of Independent Registered Public Accounting Firm dated March 16, 2005.

A.2.	Audited Financial Statements for the period from December 31, 2004 and 2003, which include:
	a.	Balance Sheets as at December 31, 2004 and 2003;
	b.	Statements of Operations for the year ended December 31, 2004, for the period from August 25, 2003 to December 31, 2003 and for the period from August 25, 2003 to December 31, 2004;
	c.	Statements of Cash Flows for the year ended December 31, 2004, for the period from August 25, 2003 to December 31, 2003 and for the period from August 25, 2003 to December 31, 2004;
	d.	Statement of Stockholders' Deficiency for the period from August 25, 2003 to December 31, 2004; and
	e.	Notes to the Financial Statements as at December 31, 2004 and 2003.

B.2.	Unaudited Financial Statements for the period from March 31, 2005, which include:
	a.	Balance Sheets as at March 31, 2005 and December 31, 2004;
	b.	Interim Statements of Operations for the comparative three months period ended March 31, 2005 and March 31, 2004, and for the period from August 25, 2003 to March 31, 2005;
	c.	Interim Statements of Cash Flows for the comparative three months ended period March 31, 2005 and March 31, 2004, and for the period from August 25, 2003 to March 31, 2005;
	d.	Interim Statement of Stockholders' Deficiency for the period from August 25, 2003 to March 31, 2005; and
	e.	Notes to the Financial Statements as at March 31, 2005.

MONGOLIAN EXPLORATIONS LTD.

(A Pre-exploration Stage Company)

REPORT AND FINANCIAL STATEMENTS

December 31, 2004 and 2003

(Stated in US Dollars)

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	Amisano Hanson
Chartered Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Mongolian Explorations Ltd.

We have audited the accompanying balance sheets of Mongolian Explorations Ltd. (A Pre-exploration Stage Company) as of December 31, 2004 and 2003 and the statements of operations, cash flows and stockholders' deficiency for the year ended December 31, 2004 and the period from August 25, 2003 (Date of Incorporation) to December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Mongolian Explorations Ltd. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the year ended December 31, 2004 and the period from August 25, 2003 (Date of Incorporation) to December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the pre-exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“AMISANO HANSON”
March 16, 2005	Chartered Accountants

750 WEST PENDER STREET, SUITE 604 TELEPHONE: 604-689-0188
VANCOUVER CANADA FACSIMILE: 604-689-9773
V6C 2T7 E-MAIL: amishan@telus.net

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
BALANCE SHEETS
December 31, 2004 and 2003
(Stated in US Dollars)

ASSETS	2004	2003

Current
Cash	$59,382	$75,989

LIABILITIES

Current
Accounts payable and accrued liabilities - Note 4	$29,561	$11,356
Current portion of promissory notes payable - Notes 3 and 4	107,410	157,410

	136,971	168,766
Promissory notes payable - Notes 3 and 4	100,000	-

	236,971	168,766

STOCKHOLDERS’ DEFICIENCY

Capital stock
Authorized:
25,000,000common shares with par value of $0.001
Issued:
3,350,000common shares (2003: 3,350,000)	3,350	3,350
Additional paid-in capital	31,850	31,850
Deficit accumulated during the pre-exploration stage	(212,789)	(127,977)

	(177,589)	(92,777)

	$59,382	$75,989

Nature and Continuance of Operations - Note 1
Commitments - Note 5

SEE ACCOMPANYING NOTES

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
STATEMENTS OF OPERATIONS
for the year ended December 31, 2004,
for the period from August 25, 2003 ( Date of Incorporation) to December 31, 2003 and
for the period August 25, 2003 (Date of Incorporation) to December 31, 2004
(Stated in US Dollars)

		August 25, 2003	August 25, 2003
		(Date of	(Date of
		Incorporation)	Incorporation)
	Year ended	to	To
	December 31,	December 31,	December 31,
	2004	2003	2004

Expenses
Audit and accounting fees	$12,982	$3,000	$15,982
Bank charges	387	166	553
Consulting fees - Note 4	12,000	8,000	20,000
Filing and registration fees	6,132	-	6,132
Legal fees	11,000	4,000	15,000
Mineral property costs - Notes 4 and 5	41,805	99,291	141,096
Office and miscellaneous	506	438	944
Travel	-	13,082	13,082

Net loss for the period	$(84,812)	$(127,977)	$(212,789)

Basic loss per share	$(0.02)	$(0.04)

Weighted average number of common shares outstanding	3,350,000	2,862,500

SEE ACCOMPANYING NOTES

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
STATEMENTS OF CASH FLOWS
for the year ended December 31, 2004,
for the period August 25, 2003 (Date of Incorporation) to December 31, 2003 and
for the period August 25, 2003 (Date of Incorporation) to December 31, 2004
(Stated in US Dollars)

		August 25, 2003	August 25, 2003
		(Date of	(Date of
	Year	Incorporation)	Incorporation)
	ended	to	to
	December 31,	December 31,	December 31,
	2004	2003	2004

Operating Activities
Net loss for the period	$(84,812)	$(127,977)	$(212,789)
Adjustment for non-cash items:
Capital stock issued for mineral property costs	-	32,500	32,500
Change in non-cash working capital balances related to operations
Accounts payable and accrued liabilities	18,205	11,356	29,561

Net cash used in operating activities	(66,607)	(84,121)	(150,728)

Financing Activities
Capital stock issued	-	2,700	2,700
Promissory notes	50,000	157,410	207,410

Net cash provided by financing activities	50,000	160,110	210,110

Increase (decrease) in cash during the period	(16,607)	75,989	59,382

Cash, beginning of period	75,989	-	-

Cash, end of period	$59,382	$75,989	$59,382

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-	$-

Income taxes	$-	$-	$-

SEE ACCOMPANYING NOTES

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ DEFICIENCY
for the period from August 25, 2003 (Date of Incorporation) to December 31, 2004
(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Pre-exploration
	Shares	Par Value	Capital	Stage	Total

Common stock issued for cash - at $0.001	2,700,000	$2,700	$-	$-	$2,700

Common stock issued for mineral property costs - at $0.05	650,000	650	31,850	-	32,500

Net loss for the period	-	-	-	(127,977)	(127,977)

Balance, December 31, 2003	3,350,000	3,350	31,850	(127,977)	(92,777)
Net loss for the year	-	-	-	(84,812)	(84,812)

Balance, December 31, 2004	3,350,000	$3,350	$31,850	$(212,789)	$(177,589)

SEE ACCOMPANYING NOTES

MONGOLIAN EXPLORATIONS LTD.

(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003
(Stated in US Dollars)

Note 1             Nature and Continuance of Operations

The Company was incorporated in the State of Nevada, United States of America on August 25, 2003. The Company’s fiscal year end is December 31.

The Company is in the pre-exploration stage. The Company has entered into a mineral license option agreement to explore and mine two properties in Mongolia and has not yet determined whether the properties contain reserves that are economically recoverable. The minerals of interest are manganese, gold, silver, tungsten and other base metals. The recoverability of amounts from the properties will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds from the sale thereof. The outcome of these matters cannot be predicted with any certainty at this time.

The financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As at December 31, 2004, the Company had accumulated a deficit of $212,789 since its commencement, had a working capital deficiency of $77,589 and has yet to achieve profitable operations. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the financing necessary to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company has obtained financing by loans from its shareholders; however, there is no guarantee that additional funds from its shareholders will be received in the future. The Company may also solicit loans from other non-affiliated individuals; however, there is no assurance that such loans can be negotiated or that such financing will be available on terms favourable to the Company. The Company may also obtain additional financing by the sale of its common stock; however, the Company is not publicly listed nor is its stock currently quoted or traded but there currently are plans for the sale of common stock (Note 5). There can be no assurance that such additional funding will be available on acceptable terms, if at all.

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003
(Stated in US Dollars) - Page 2

Note 2            Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

a)     Pre-Exploration Stage Company

The Company complies with Financial Accounting Standard Board Statement No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

b)    Mineral Properties

Costs of license acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

c)    Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincide with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

d)    Income Taxes

The Company uses the asset and liability method of accounting for incomes taxes pursuant to Statement of Financial Accounting Standards (“FAS”), No 109 " Accounting for Income Taxes". Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003
(Stated in US Dollars) - Page 3

Note 2            Significant Accounting Policies

e)     Basic Loss per Share

The Company reports basic loss per share in accordance with the FAS No. 128, "Earnings per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period.

f)     Foreign Currency Translation

The Company’s functional currency is Canadian dollars as substantially all of the Company’s operations are in Canada. The Company uses the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission (“SEC”) and in accordance with the Statement of Financial Accounting (“FAS”) No. 52.

The financial statements are translated by using the current rate method. Assets and liabilities which are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the year. Translation adjustments from the use of difference exchange rates from period to period are included in the Comprehensive Income account in Stockholders’ Equity.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses would be included in Other Income (Expenses) on the Statement of Operations.

There were no translation adjustments in either of the financial statement translation or foreign currency transactions.

g)    Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities approximates fair value because of the short maturity of these instruments. Promissory notes payable also approximates fair value. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

h)     New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003
(Stated in US Dollars) - Page 4

Note 3                Promissory Notes Payable

Promissory notes payable of $107,410 are unsecured, non-interest bearing and are due on demand. The remaining promissory notes payable totalling $100,000 are unsecured and bear interest at 10% per annum effective July 1, 2005. Repayment of the principal and interest is deferred until December 31, 2006, at which time $50,000 of the loans shall become payable on that date and the remaining $50,000 shall become payable on demand. As a result, should the issuer of the notes so choose, full payment of all $100,000 of the loan could be demanded on December 31, 2006.

Note 4                Related Party Transactions - Note 3

    The Company was charged the following expenses by a shareholder and directors of the Company:

		August 25,	August 25,
		2003	2003
		(Date of	(Date of
	Year	Incorporation)	Incorporation)
	Ended	to	to
	December 31,	December 31,	December 31,
	2004	2003	2004

Consulting fees	$12,000	$8,000	$20,000
Mineral property costs	2,000	-	2,000

	$14,000	$8,000	$22,000

    These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

Included in accounts payable and accrued liabilities is $6,000 (2003: $Nil) owed to a shareholder of the Company with respect to unpaid consulting fees.

Included in promissory notes payable is $150,000 (2003: $100,000) due to a director of the Company and $57,410 (2003: $57,410) due to shareholders of the Company.

Note 5            Commitments

a) Option Agreements

By option agreements dated September 1, 2003, amended June 15, 2004 and November 4, 2004 (Undurshil Aimag property), November 25, 2003 and amended November 5, 2004 (Ovorkhangai Aimag property), the Company was granted the exclusive options to acquire up to a 100% interest in two mineral licenses located in Mongolia.

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003
(Stated in US Dollars) - Page 5

Note 5            Commitments - (cont’d)

a)    Option Agreements - (cont’d)

The options may be exercised by the Company by the payment of $20,000, the issuance of a total of 650,000 common shares of the Company and exploration expenditures of not less than $35,000 resulting in two geological reports, all of which were paid during the period ended December 31, 2003. In addition, the Company must incur future exploration expenditures on each property as follows:

i)	Undurshil Aimag

Total exploration costs of $185,000, which is required to be incurred as follows:
1)	$8,556 on or before December 31, 2003 (incurred);
2)	a further $26,444 on or before July 31, 2005;
3)	a further $50,000 on or before July 31, 2006; and
4)	a further $100,000 on or before July 31, 2007.

ii) Ovorkhangai Aimag

Total exploration costs of $300,000 which are required to be incurred as follows:
1)	$10,000 on or before February 28, 2004 (incurred);
2)	an additional $35,000 on or before September 30, 2005;
3)	an additional $75,000 on or before July 31, 2006; and
4)	an additional $180,000 on or before July 31, 2007.

                               The properties are subject to the payment of a 1.5% net smelter return royalty

b)    Consulting Fee

The Company has agreed to pay a consulting fee of $500 per month to a director of the Company for the period in which he remains a director.

c)     Issuance of Common Stock

The Company has filed a Form SB-2 with the U.S. Securities and Exchange Commission (“SEC”) for purposes of a public offering of up to 6,000,000 shares of its common stock at $0.05 per share totalling $300,000 as well as 3,350,000 shares of its common stock at $0.05 per share totalling $167,500 for the benefit of selling shareholders.

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004 and 2003
(Stated in US Dollars) - Page 6

Note 6            Deferred Tax Assets

The following table summarizes the significant components of the Company's deferred tax assets:

Deferred tax Assets	2004	2003

Non-capital loss carryforward	$52,750	$31,991
Less: valuation allowance	(52,750)	(31,991)

	$-	$-

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely than not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards regardless of their expiry

Note 7             Income Taxes

No provision for income taxes has been provided for in these financial statements due to the net loss. At December 31, 2004, the Company has a net operating loss carryforward which expires commencing in 2023, totaling approximately $212,000 the benefit of which has not been recorded in the financial statements.

MONGOLIAN EXPLORATIONS LTD.

(A Pre-exploration Stage Company)

INTERIM FINANCIAL STATEMENTS

March 31, 2005

(Stated in US Dollars)

(Unaudited)

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
INTERIM BALANCE SHEETS
March 31, 2005 and December 31, 2004
(Stated in US Dollars)
(Unaudited)

	March 31,	December 31,
ASSETS	2005	2004

Current
Cash	$43,245	$59,382

LIABILITIES

Current
Accounts payable and accrued liabilities - Note 4	$26,241	$29,561
Current portion of promissory notes payable - Notes 3 and 4	107,410	107,410

	133,651	136,971
Promissory notes payable - Notes 3 and 4	100,000	100,000

	233,651	236,971

STOCKHOLDERS’ DEFICIENCY
Capital stock
Authorized:
25,000,000common shares with par value of $0.001
Issued:
3,350,000common shares (December 31, 2004: 3,350,000)	3,350	3,350
Additional paid-in capital	31,850	31,850
Deficit accumulated during the pre-exploration stage	(225,606)	(212,789)

	(190,406)	(177,589)

	$43,245	$59,382

SEE ACCOMPANYING NOTES

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
INTERIM STATEMENTS OF OPERATIONS
for the three months ended March 31, 2005 and 2004 and
for the period August 25, 2003 (Date of Incorporation) to March 31, 2005
(Stated in US Dollars)
(Unaudited)

			August 25, 2003
	Three months	Three months	(Date of
	ended	ended	Incorporation) to
	March 31,	March 31,	to March 31,
	2005	2004	2005

Expenses
Audit and accounting	$4,360	$4,232	$20,342
Bank charges	82	168	635
Consulting fees - Note 4	1,543	4,250	21,543
Filing and registration fees	1,190	1,127	7,322
Legal fees	5,267	-	20,267
Mineral property costs - Note 5	-	1,500	141,096
Office and miscellaneous	375	-	1,319
Travel	-	-	13,082

Net loss for the period	$(12,817)	$(11,277)	$(225,606)

Basic loss per share	$(0.00)	$(0.00)

Weighted average number of common shares Outstanding	3,350,000	3,350,000

SEE ACCOMPANYING NOTES

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
INTERIM STATEMENTS OF CASH FLOWS
for the three months ended March 31, 2005 and 2004 and
for the period August 25, 2003 (Date of Incorporation) to March 31, 2005
(Stated in US Dollars)
(Unaudited)

			August 25, 2003
	Three month	Three month	(Date of
	ended	ended	Incorporation) to
	March 31,	March 31,	to March 31,
	2005	2004	2005
Operating Activities
Net loss for the period	$(12,817)	$(11,277)	$(225,606)
Adjustment for non-cash items:
Capital stock issued for mineral property Costs	-	-	32,500
Change in non-cash working capital balance related to operations:
Accounts payable and accrued liabilities	(3,320)	6,800	26,241

Net cash used in operations	(16,137)	(4,477)	(166,865)

Financing Activities
Capital stock issued	-	-	2,700
Promissory notes	-	-	207,410

Net cash provided by financing activities	-	-	210,110

Increase (decrease) in cash during the period	(16,137)	(4,477)	43,245

Cash, beginning of period	59,382	75,989	-

Cash, end of period	$43,245	$71,512	$43,245

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-	$-

Income taxes	$-	$-	$-

SEE ACCOMPANYING NOTES

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
INTERIM STATEMENT OF STOCKHOLDERS’ DEFICIENCY
for the period from August 25, 2003 (Date of Incorporation) to March 31, 2005
(Stated in US Dollars)
(Unaudited)

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Pre-exploration
	Shares	Par Value	Capital	Stage	Total

Common stock issued for cash - at $0.0011	2,700,000	$2,700	$-	$-	$2,700

Common stock issued for mineral property costs - at $0.055	650,000	650	31,850	-	32,500

Net loss for the period	-	-	-	(127,977)	(127,977)

Balance, December 31, 2003	3,350,000	3,350	31,850	(127,977)	(92,777)
Net loss for the period	-	-	-	(84,812)	(84,812)

Balance, December 31, 2004	3,350,000	3,350	31,850	(212,789)	(177,589)
Net loss for the period	-	-	-	(12,817)	(12,817)

Balance, March 31, 2005	3,350,000	$3,350	$31,850	$(225,606)	$(190,406)

SEE ACCOMPANYING NOTES

MONGOLIAN EXPLORATIONS LTD.
(A Pre-exploration Stage Company)
NOTES TO THE INTERIM FINANCIAL STATEMENTS
March 31, 2005
(Stated in US Dollars)
(Unaudited)

Note 1                 Interim Reporting
The accompanying unaudited interim financial statements have been prepared by Mongolian Exploration Ltd. (the “Company”) pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these financial statements have been included. Such adjustments consist of normal recurring adjustments. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal year ended December 31, 2004.

The results of operations for the three months ended March 31, 2005 are not indicative of the results that may be expected for the full year.

Note 2	Continuance of Operations

The interim financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. At March 31, 2005, the Company has a working capital deficiency of $90,406, has not yet attained profitable operations and has accumulated losses of $225,606 since its commencement. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company has obtained financing by loans from its shareholders; however, there is no guarantee that additional funds from its shareholders will be received in the future. The Company may also solicit loans from other non-affiliated individuals; however, there is no assurance that such loans can be negotiated or that such financing will be available on terms favourable to the Company. The Company may also obtain additional financing by the sale of its common stock; however, the Company is not publicly listed nor is its stock currently quoted or traded but there currently are plans for the sale of common stock (Note 5). There can be no assurance that such additional funding will be available on acceptable terms, if at all.

Mongolian Explorations, Inc.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2005
(Stated in US Dollars)
(unaudited) - Page 2

Note 3                Promissory Notes Payable

Promissory notes payable of $107,410 are unsecured, non-interest bearing and are due on demand. The remaining promissory notes payable totalling $100,000 are unsecured and bear interest at 10% per annum effective July 1, 2005. Repayment of the principal and interest is deferred until December 31, 2006, at which time $50,000 of the loans shall become payable on that date and the remaining $50,000 shall become payable on demand. As a result, should the issuer of the notes so choose, full payment of all $100,000 of the loan could be demanded on December 31, 2006.

Note 4                Related Party Transactions - Note 3

The Company was charged the following expenses by a shareholder and directors of the Company:

			August 25,
			2003
			(Date of
	Three months	Three months	Incorporation)
	ended	ended	to
	March 31,	March 31,	March 31,
	2005	2004	2005

Consulting fees	$1,500	$4,250	$21,500
Mineral property costs	-	-	2,000

	$1,500	$4,250	$23,500

These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

Included in accounts payable and accrued liabilities is $1,000 (December 31, 2004: $6,000) owed to a shareholder of the Company with respect to unpaid consulting fees.

Included in promissory notes payable is $150,000 (December 31, 2004: $150,000) due to a director of the Company and $57,410 (December 31, 2004: $57,410) due to shareholders of the Company.

Mongolian Explorations, Inc.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2005
(Stated in US Dollars)
(unaudited) - Page 3

Note 5 Commitments

a) Option Agreements

By option agreements dated September 1, 2003, amended June 15, 2004 and November 4, 2004, (Undurshil Aimag property) and November 25, 2003 and November 5, 2004 (Ovorkhangai Aimag property), the Company was granted the exclusive options to acquire up to 100% interest in two mineral licenses located in Mongolia.

The options shall be exercised by the Company by the payment of $20,000, the issuance of a total of 650,000 common shares of the Company and exploration expenditures of not less than $35,000 resulting in two geological reports, all of which were paid during the period ended December 31, 2003. In addition, the Company must incur future exploration expenditures on each property as follows:

i)	Undurshil Aimag

Total exploration costs of $185,000, which is required to be incurred as follows:

1)	$8,556 on or before December 31, 2003 (incurred to March 31, 2004);
2)	a further $26,444 on or before July 31, 2005;
3)	a further $50,000 on or before July 31, 2006; and
4)	a further $100,000 on or before July 31, 2007.

ii) Ovorkhangai Aimag

Total exploration costs of $300,000 which are required to be incurred as follows:

1)	$10,000 on or before February 28, 2004 (incurred);
2)	an additional $35,000 on or before September 30, 2005;
3)	an additional $75,000 on or before July 31, 2006; and
4)	an additional $180,000 on or before July 31, 2007.

The properties are subject to the payment of a 1.5% net smelter return royalty

b) Consulting Fee

The Company has agreed to pay a consulting fee of $500 per month to a director of the Company for the period in which he remains a director.

c) Issuance of Common Stock

The Company has filed a Form SB-2 with the U.S. Securities and Exchange Commission (“SEC”) for purposes of a public offering of up to 6,000,000 shares of its common stock at $0.05 per share totalling $300,000 as well as 3,350,000 shares of its common stock at $0.05 per share totalling $167,500 for the benefit of selling shareholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

LEGAL MATTERS

Lori Ann Y. Fujioka, Attorney at Law, Trimble Tate Nulan Evans & Holden, P.C., 1660 Lincoln Street, Suite 2750, Denver, Colorado 80264, telephone (303) 839-1572 has acted as our legal counsel.  On May 1, 2005, our Board of Directors approved the change in legal counsel to Cane Clark, LLP

Part II

Information Not Required In The Prospectus

Item 24. Indemnification Of Directors And Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Section IX of the Bylaws of the company, filed as Exhibit 3.2 to the Prospectus.

2. Nevada Statutes 78.7502.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 25. Other Expenses Of Issuance And Distribution

The estimated expenses of this offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows (cash basis):

TOTAL
SEC Filing Fee	$127
Printing Expenses	1,000
Filing and Transfer Agent Fees	3,000
Legal and Accounting	25,000
Expenses for Issuance and Distribution for this Offering	29,127

Item 26. Recent Sales Of Unregistered Securities

Since our inception in August 25, 2003, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

A. As at March 31, 2005:

Name and Address	Securities	Consideration and Date of Transaction
Ivan Bebek (1)(3) Canadian Resident	2,000,000	U.S.$2,000 August 26, 2003
Khulan Choilon (1)(3) Mongolian Resident	350,000	U.S.$350 August 26, 2003
Timursukh Oidov (1)(3) Mongolian Resident	350,000	U.S.$350 August 26, 2003
Ton Fei Fred Tham & Assoc (1)(2)(3) Mr. Tham is a Canadian Resident; others are not (there are no United States Citizens or Residents)	650,000	U.S.$32,500 November 28, 2003

(1)	We issued the foregoing restricted shares of common stock to non-US persons under Reg. S of the Securities Act of 1933.

 Each Reg. S transaction was with a non-US resident.
(2)
The beneficial owners of the shares held by Ton Fei Fred Tham and Associates are Ton Fei Fred Tham, Vancouver, British Columbia, Canada; Chaliun Ojdovova, Ulaanbaatar, Mongolia and Temuulen Olizburen, Ulaanbaatar, Mongolia.

(3)	All sales of our stock were made in U.S. currency. No commissions or underwriting discounts were employed.

Item 27. Exhibits

The following Exhibits are filed as part of this Prospectus pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

Exhibits	Document Description
3.1	Articles of Incorporation, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
3.2	Bylaws, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
5.1	Opinion of Counsel Regarding Legality, incorporated by reference from our Prospectus on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.
5.2	Opinion of Counsel Regarding Legality, incorporated by reference from our Prospectus on Form SB-2/A-2 filed on July 13, 2004. File Number 333-112830.
5.3	Opinion of Counsel Regarding Legality, incorporated by reference from our Prospectus on Form SB-2/A-3 filed on September 10, 2004. File Number 333-112830.
5.4	Opinion of Counsel Regarding Legality, incorporated by reference from our Prospectus on Form SB-2/A-4 filed on December 20, 2004. File Number 333-112830.
5.5	Opinion of Counsel Regarding Legality, incorporated by reference from our Prospectus on Form SB-2/A-5 filed on April 28, 2005. File Number 333-112830.
10.1
Letter Agreement (Undurshil Aimag “Altan” Option Agreement) between the Company and Ton Fei Fred Tham & Associates, Dated September 1, 2003, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.

10.2
Letter Agreement (Ovorkhangai Aimag Option Agreement) between the Company and Ton Fei Fred Tham & Associates, Dated November 25, 2003, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.

10.3	Management Agreement between the Company and Timursukh Oidov, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
10.4	Promissory Note between the Company and Khulan Choilon dated August 25, 2003, incorporated by reference from our Prospectus on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.
10.5	Promissory Note between the Company and Timursukh Oidov dated August 25, 2003, incorporated by reference from our Prospectus on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.
10.6	Promissory Note between the Company and Ivan Bebek dated October 15, 2003, incorporated by reference from our Prospectus on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.
10.7	Promissory Note between the Company and Ivan Bebek dated November 21, 2003, incorporated by reference from our Prospectus on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.
10.9	Promissory Note between the Company and Ivan Bebek dated December 12, 2003, incorporated by reference from our Prospectus on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.
10.10
Addendum dated June 15, 2004, to the Letter Agreement (Undurshil Aimag “Altan” Option Agreement) between the Company and Ton Fei Fred Tham & Associates, Dated September 1, 2003, incorporated by reference from our Prospectus on Form SB-2/A-2 filed July 13, 2004. File Number 333-112830.

10.11	Deferment of Promissory Note Payment from Ivan Bebek dated August 23, 2004, incorporated by reference from our Prospectus on Form SB-2/A-3 filed September 10, 2004. File Number 333-112830.

10.12
Memo from Rio Minerals Ltd. to the Company Regarding Downsizing of Undershil Aimag “Altan” Property dated August 23, 2004, incorporated by reference from our Prospectus on Form SB-2/A-3 filed September 10, 2004. File Number 333-112830.

10.13
Addendum to Option Agreement Undershil Aimag (“Altan”) Property between the Company and Ton Fei Fred Tham & Associates, Dated November 4, 2004, incorporated by reference from our Prospectus on Form SB-2/A-4 filed on December 20, 2004. File Number 333-112830.

10.14
Addendum to Option Agreement Ovorkhangai Aimag Property between the Company and Ton Fei Fred Tham & Associates, Dated November 5, 2004, incorporated by reference from our Prospectus on Form SB-2/A-4 filed on December 20, 2004. File Number 333-112830.

10.15	Promissory Note between the Company and Ivan Bebek dated October 1, 2004, incorporated by reference from our Prospectus on Form SB-2/A-5 filed on April 28, 2005. File Number 333-112830.
23.1	Consent of Amisano Hanson as Auditor, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
23.2	Consent of Derrick Strickland, Geological Expert, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
23.3	Consent of Lori Ann Y. Fujioka, Esq., incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
23.4	Consent of Amisano Hanson as Auditor for Amendment No. 1 to this Form SB-2 Prospectus, incorporated by reference from our Prospectus on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.
23.5	Consent of Lori Ann Y. Fujioka, Esq. for Amendment No. 1 to this Form SB-2 Prospectus, incorporated by reference from our Prospectus on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.
23.6	Consent of Amisano Hanson as Auditor for Amendment No. 2 to this Form SB-2 Prospectus, incorporated by reference from our Prospectus on Form SB-2/A-2 filed July 13, 2004. File Number 333-112830.
23.7	Consent of Lori Ann Y. Fujioka, Esq. for Amendment No. 2 to this Form SB-2 Prospectus, incorporated by reference from our Prospectus on Form SB-2/A-2 filed July 13, 2004. File Number 333-112830.
23.8	Consent of Amisano Hanson as Auditor for Amendment No. 3 to this Form SB-2 Prospectus, incorporated by reference from our Prospectus on Form SB-2/A-3 filed September 10, 2004. File Number 333-112830.
23.9	Consent of Lori Ann Y. Fujioka, Esq. for Amendment No. 3 to this Form SB-2 Prospectus, incorporated by reference from our Prospectus on Form SB-2/A-3 filed September 10, 2004. File Number 333-112830.
23.10
Consent of Amisano Hanson as Auditor for Amendment No. 4 to this Form SB-2 Prospectus, incorporated by reference from our Prospectus on Form SB-2/A-4 filed on December 20, 2004. File Number 333-112830.

23.11
Consent of Lori Ann Y. Fujioka, Esq. for Amendment No. 4 to this Form SB-2 Prospectus, incorporated by reference from our Prospectus on Form SB-2/A-4 filed on December 20, 2004. File Number 333-112830.

23.12	Consent of Amisano Hanson as Auditor for Amendment No. 5 to this Form SB-2 Prospectus, incorporated by reference from our Prospectus on Form SB-2/A-5 filed on April 28, 2005. File Number 333-112830.
23.13	Consent of Lori Ann Y. Fujioka, Esq. for Amendment No. 5 to this Form SB-2 Prospectus, incorporated by reference from our Prospectus on Form SB-2/A-5 filed on April 28, 2005. File Number 333-112830.
23.14	Consent of Amisano Hanson as Auditor for Amendment No. 6 to this Form SB-2 Prospectus.
99.1	Undurshil Aimag (Altan) Property -- Geologist Exploration Report, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
99.2	Ovorkhangai Aimag Property -- Summary Description Report, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
99.3	Glossary, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
99.4	Sample Subscription Agreement, incorporated by reference from our Prospectus on Form SB-2/A-2 filed July 13, 2004. File Number 333-112830.

Item 28. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this prospectus:
	o	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
o

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this prospectus; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective prospectus.

	o	To include any material information with respect to the plan of distribution.
2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new prospectus relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A-5 and authorized this prospectus to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on this 10th day of June , 2005.

MONGOLIAN EXPLORATIONS LTD.

By: /s/ Ivan Bebek
Ivan Bebek, Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this prospectus was signed by the following persons in the capacities and on the dates stated:

/s/ Ivan Bebek	Date: June 10, 2005
Ivan Bebek, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer, Director

/s/ Greg Thomson	Date: June 10, 2005
Greg Thomson, Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ivan Bebek, as the true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this prospectus, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any one of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Prospectus was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Ivan Bebek	President, Principal Executive Officer, Secretary,	6/10/05
Ivan Bebek	Treasurer, Principal Financial Officer, Principal Accounting Officer, Director

/s/ Greg Thomson	Director	6/10/05
Greg Thomson